Exhibit 6.5

4/1/92 Men.Fls.

Opened
Nov. 8, 1992

LEASE

LANDLORD:	CONTINENTAL 20 FUND LIMITED PARTNERSHIP, A WISCONSIN LIMITED PARTNERSHIP, BY JEFFERSON PROPERTIES COMPANY, INC., ITS GENERAL PARTNER, A WISCONSIN CORPORATION
TENANT:	KOHL'S DEPARTMENT STORES, INC.
PROPERTY:	Kohl's Department Store located at Highway Q and Appleton Avenue, a retail store located in Menomonee Falls, Wisconsin
DATE:	April 3, 1992

INDEX

	Article	Page
I.	Premises and Term	1
II.	Tenant's Option to Renew	2
III.	Lease Supplement	3
IV.	Construction	4
V.	Rent	10
VI.	Site Improvements, Repairs and Maintenance	11
VII.	Operation of Adjoining Retail Space	15
VIII.	Taxes	18
IX.	Right of Entry	20
X.	Utilities	20
XI.	Insurance and Restoration	21
XII.	Repairs, Alterations, Improvements and Replacements	24
XIII.	Trade Fixtures	26
XIV.	Subordination/Nondisturbance	26
XV.	Subletting and Assignment	27
XVI.	Quiet Enjoyment, Representations and Title Insurance	28
XVII.	Surrender of Demised Premises	31
XVIII.	Condemnation	32
XIX.	Defaults and Remedies	34
XX.	Tenant's Use of Premises	39
XXI.	Leasehold Mortgages	39
XXII.	Mechanics Liens	45
XXIII.	Indemnification	45
XXIV.	Memorandum of Lease	46
XXV.	Estoppel Certificates	47
XXVI.	Miscellaneous	47

Exhibit A Legal Description of Land
Exhibit B Site Plan of Shopping Center
Exhibit C Description of Landlord's Work
Exhibit D Intentionally Deleted
Exhibit E Subordination, Nondisturbance and Attornment Agreement
Exhibit F Permitted Encumbrances
Exhibit G Memorandum of Lease
Exhibit H Sign Criteria
Exhibit H-1 Pylon Sign Criteria
Exhibit I Prohibited Uses

THIS LEASE made and entered into as of the 3d day of April, 1992 by and between CONTINENTAL 20 FUND LIMITED PARTNERSHIP, a Wisconsin limited partnership, by JEFFERSON PROPERTIES COMPANY, INC., its general partner, a Wisconsin corporation, having an office at Suite 200, 825 North Jefferson Street, Milwaukee, Wisconsin (hereinafter called the "Landlord") and KOHL'S DEPARTMENT STORES, INC., a Delaware corporation having an office at N54 W13600 Woodale Drive, Menomonee Falls, Wisconsin 53051 (hereinafter called the "Tenant").

W I T N E S S E T H:

WHEREAS, Landlord is or will be the owner of certain land ("Land") legally described in EXHIBIT A attached hereto, upon which Land Landlord intends to develop a Kohl's Store as set forth on the site plan attached hereto as EXHIBIT B;

WHEREAS, Landlord desires to acquire the Land, construct the Kohl's Store and lease to Tenant and Tenant desires to lease from Landlord, upon the terms and conditions hereinafter set forth, the building ("Building") designated as the "Kohl's Building" on EXHIBIT B to be constructed, together with attendant site improvements and all appurtenant rights thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PREMISES AND TERM

SECTION 1.1. Landlord hereby leases and demises unto Tenant and Tenant hereby leases and takes from Landlord, for the term, at the rental, and upon the covenants, terms and conditions hereinafter set forth the Premises (hereinafter the "Premises") consisting of, the Building, containing approximately 75,086 square feet of Floor Area or as determined as hereinafter provided, and all attendant site improvements (herein "Site Improvements") servicing the Building including driveways, parking lots, roadways, walkways, ramps, sidewalks, curbs,

islands, grading, paving, landscaping, drainage facilities, retention pond, lighting facilities, and the nonexclusive use of the access roads (all to be constructed as hereinafter specified) as depicted on EXHIBIT B attached hereto and made a part hereof and all easements, rights, privileges and amenities otherwise appurtenant to the Land. Landlord shall obtain all easements necessary from all relevant third parties to permit direct ingress and egress on the accessways and roads depicted on EXHIBIT B between the Premises and Highway Q by way of Shady Lane Street, currently a private road, and between the Premises and Appleton Avenue by way of the accessway depicted on EXHIBIT B.

SECTION 1.2. The term of this Lease shall commence on the earlier to occur of (i) the 61st day after the date of substantial completion of the Landlord's Work, as defined in Article IV hereof or (ii) the date on which Tenant opens the Kohl's Store on the Premises for business with the public ("Commencement Date") and shall terminate on the last day of the 300th full calendar month after the Commencement Date, subject to Tenant's option hereinafter contained. Notwithstanding the foregoing, if the Landlord's Work is substantially completed between September 1 and December 31, Tenant shall have the option to delay the Commencement Date up to March 15 of the following year, by giving Landlord written notice of exercise of such option within 20 days after the date of Tenant's receipt of written notice from Landlord's architect of substantial completion of Landlord's Work.

ARTICLE II

OPTIONS TO RENEW

SECTION 2.1. Tenant shall have, and is hereby given, four (4) separate options to extend the term of this lease upon the terms, covenants, and provisions herein contained, for successive periods of five (5) years each, which must be exercised consecutively. Each such option shall be exercisable by Tenant's giving notice to Landlord of Tenant's intention to exercise the

same not less than nine (9) months, and not more than twenty-four (24) months prior to the expiration date of the term, or the expiration date of the then current extended term, as the case may be; provided that Tenant is not in default under this Lease at the time of the exercise of the applicable renewal option, and provided, further, that, if Tenant shall fail to give any such notice within the aforesaid time limit, Tenant's right to exercise its option shall nevertheless continue until 30 days after Landlord shall have given Tenant notice of Landlord's election to terminate such option and Tenant may exercise such option at any time until the expiration of said 30 day period.

SECTION 2.2. It is the intention of the parties to avoid forfeiture of Tenant's rights to extend the term of this Lease under any of the options set forth in Section 2.1 through inadvertent failure to give notice of exercise thereof within the time limits prescribed. Accordingly, except in the event Tenant is in default under this Lease, if Tenant shall fail to give notice to Landlord of Tenant's election to extend the term of this Lease for any of the aforesaid extended terms and if Landlord shall fail to give notice to Tenant of Landlord's election to terminate Tenant's right to extend this Lease under the option applicable thereto, then and so often as such event shall occur, the term of this Lease shall be automatically extended from year to year upon all of the terms and conditions then in effect, subject to Tenant's right under such option to extend the term of this Lease for the remainder of the extended term covered thereby and to Landlord's right to place the 30 day limit on such option by a notice in the manner provided in Section 2.1.

ARTICLE III

LEASE SUPPLEMENT

SECTION 3.1. Upon commencement of the term of this Lease, Landlord and Tenant shall execute a supplement to this Lease confirming: the Commencement Date of the original term of

this Lease, the termination date of the original term of this Lease, the Floor Area of the Building, as defined below, and such other matters as Landlord or Tenant may reasonably request.

ARTICLE IV

CONSTRUCTION

SECTION 4.1. Within ninety (90) days after the execution of this Lease Landlord shall acquire the land, commence, and shall thereafter diligently prosecute to completion, all of the work set forth in EXHIBIT C attached hereto and made a part hereof, including, but not limited to, the construction of the Building and the Site Improvements and all access roads as indicated in EXHIBIT B (collectively the "Landlord's Work"). Landlord shall use its best efforts to complete construction of the Landlord's Work on or before September 1, 1992.

(a) All of the Landlord's Work shall be performed in accordance with good engineering practices, using first-class workmanship and materials, and with respect to the Premises, in accordance with plans and specifications which shall conform to the outline specifications set forth in EXHIBIT C.

(b) Tenant has caused to be prepared, at Tenant's sole cost, and submitted to Landlord and Landlord's architect interior criteria drawings and specifications for the finishing of the interior of the Building, consistent with the general outline specifications set forth in EXHIBIT C. Within thirty (30) days after execution of this Lease, Landlord shall submit to Tenant detailed plans and specifications for the construction of the shell and finishing of the Building, the Site Improvements, and all access roads, which plans and specifications shall conform to the outline specification set forth in Parts II and III of EXHIBIT C and will be in compliance with all laws, ordinances, and regulations (including but not limited to

will prepare and deliver to Tenant, for Tenant's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering, construction contractor's costs and fees and completion schedule changes. If Tenant fails to approve such change order within 10 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed with the change. Landlord may condition consent to changes requested by Tenant on Tenant agreeing to pay within 30 days after substantial completion of Landlord's Work any increase in cost incurred by Landlord as a result of such change.

(d) At such time as Landlord shall have commenced construction of Landlord's Work (i.e. the start of excavations for the Building's foundation pursuant to a signed contract for such work) Landlord promptly shall give written notice of the same ("Landlord's Notice of Commencement") to the Tenant. If Landlord's Notice of Commencement is not given on or before April 15, 1992, Tenant shall have the right to terminate this Lease by giving written notice to Landlord after April 15, 1992 and before the date on which Landlord has commenced construction of Landlord's Work. If Landlord does not complete construction of Landlord's Work by April 15, 1993, subject to delays by reason of force majeure, as described in Section 26.11 hereof, but in any event on or before June 15, 1993, Tenant shall have the right to terminate this Lease by giving Landlord sixty (60) days prior written notice of termination. Said notice shall be given within sixty (60) days after April 15, 1993 or June 15, 1993, as applicable. Tenant's notice of termination shall be effective unless Landlord shall have completed Landlord's

Work within sixty (60) days after Tenant has given Landlord Tenant's notice of termination. Notwithstanding whether Landlord completes construction of Landlord's work within sixty (60) days after receipt of Tenant's notice of termination, in the event Landlord's Work is substantially completed between September 1 and December 31, 1992, nothing contained in this Lease shall require Tenant to open the Premises to the public for business prior to March 15 of the following year. The date of completion of Landlord's Work shall be established and evidenced by a certificate of substantial completion executed by Landlord's architect confirming that the Landlord's Work has been substantially completed.

SECTION 4.2. Landlord agrees that it will notify Tenant in writing at least ten (10) days prior to the date that Landlord intends to submit the final plans and specifications to contractors for obtaining bids for the construction of the Premises and any other improvements to be initially constructed therewith. Landlord agrees to submit the final plans and specifications to Tenant within said ten (10) day period.

SECTION 4.3. Possession of the Premises shall be delivered by Landlord to Tenant upon completion of the Landlord's Work. Tenant may enter upon the Premises at such time and shall have the right to make such alterations, changes and improvements (hereinafter in this Article IV called "Alterations") to the interior and exterior of the Premises as Tenant may deem appropriate, provided that Tenant shall make no structural changes in the Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to install in the Premises all trade fixtures and equipment which Tenant, in its sole discretion, may deem necessary or desirable; and in connection with its alterations and with the purchase and installation of such trade fixtures and equipment, Tenant shall select all personnel, labor, materials, equipment,

services, utilities and other elements, enter into contracts therefor and determine and do any and all matters and things which Tenant, in its sole discretion, shall deem necessary or advisable. Notwithstanding the foregoing, Tenant may commence to make Tenant's Alterations prior to Landlord's delivery of possession to Tenant provided Tenant does not interfere with Landlord's Work. Tenant shall indemnify Landlord for any damages to Landlord's Work attributable to Tenant in performing Alterations prior to Landlord's delivery of possession to Tenant. In the event Tenant commences its Alterations prior to delivery of the Demised Premises by Landlord to Tenant, Tenant shall not bear any utility or other costs which Landlord is obligated to pay in connection with Landlord's Work.

SECTION 4.4. Provided that Landlord shall have complied with its obligations under this Lease, including the Landlord's Work set forth in EXHIBIT C, Tenant agrees to fixture and stock the Premises and to open for at least one day the Premises to the general public for business within 60 days after Landlord has substantially completed the Landlord's Work and delivered possession of the Premises to Tenant; provided, however, that such date shall be extended to the extent of and Tenant shall not be liable for any delay occasioned by: Landlord's failure to perform any of the Landlord's Work; Landlord's failure substantially to perform any of its other obligations under this Lease; or matters of force majeure as defined in Section 26.11 hereof; and provided also that, any other provisions of this Lease to the contrary notwithstanding, if Tenant elects to delay the Commencement Date pursuant to the provisions of Section 1.2 hereof, the date for completion of the Tenant's work called for in this Section 4.4 shall likewise be delayed.

SECTION 4.5. Landlord hereby grants to Tenant, for use by Tenant and its servants, agents, employees and independent contractors, on or in connection with the alterations contem-

plated to be made by Tenant and the installation of trade fixtures and equipment, all necessary or appropriate rights of access, ingress and egress to and from the Premises during the course of such alterations and installation and the right to do all such other things as may be incidental to such alterations and installation. During the course of such alterations and installation, Landlord shall make available to those working on or in the Premises, for the parking of trucks and delivery vehicles for the storage of materials and for temporary structures and other matters incidental to construction, such portions of the Premises as may be required for the expeditious alteration of the Premises and the fixturing and equipping thereof. Tenant and Landlord shall cooperate reasonably with one another in all ways to the end and purpose that the alteration of the Premises and the fixturing and equipping thereof may proceed as expeditiously as possible. In particular, Landlord shall make available to Tenant for use as a construction staging area the area OUTLINED IN GREEN on EXHIBIT B.

SECTION 4.6. The term "Floor Area" as used in this Lease means, with respect to the Premises, the actual number of square feet of floor space from outside wall to outside wall of all floors including any basements, and including stairs, air conditioning and other interior equipment rooms; but excluding loading docks and platforms, transformer vaults, utility penthouses or utility enclosures and any mezzanine space. Upon completion of the Landlord's Work, Landlord's architect shall certify to Landlord and Tenant the exact Floor Area of the Premises.

SECTION 4.7. Landlord shall unconditionally warrant and guarantee all the work performed by or for the Landlord in the construction of the Premises against defective workmanship and materials for a period of one (1) year from the Commencement Date. Landlord hereby assigns and transfers to Tenant (such assignment to be nonexclusive and coextensive with the rights of

Landlord) the benefit of any and all warranties and guarantees received by or given to Landlord by any architect, contractor, subcontractor, material supplier, equipment supplier or any other individual or entity which provided goods or services to the Landlord in connection with the planning, development, construction, maintenance or repair of the Premises or any fixture located thereon. The duration of such warranties shall be as specified in EXHIBIT C. Landlord hereby agrees to cooperate with Tenant to the extent necessary to enable Tenant to enforce any such warranty or guarantee assigned to Tenant hereunder.

ARTICLE V

RENT

SECTION 5.1.

(a) Commencing with the Commencement Date and throughout the initial term and each and every renewal term, Tenant shall pay to Landlord a minimum annual rent at the rates per square foot of Floor Area in the Building as follows:

Period	Annual Rate per Square Foot of Floor Area
Commencement Date through 300th full calendar month	$ 7.25
First Option	10.25
Second Option	10.75
Third Option	11.25
Fourth Option	12.00

(b) The minimum annual rent payable under this Section 5.1 shall be payable to Landlord in equal, monthly installments in advance, on or before the 10th day of each month, at the address for Landlord set forth in Section 26.9 hereof or at such other address as Landlord shall from time to time designate by notice to Tenant.

SECTION 5.2. INTENTIONALLY OMITTED

SECTION 5.3. The term "Lease Year" as used in this Article V shall refer to the fiscal year of Tenant, currently established as a 52/53 week year ending on the last Saturday in August of each calendar year. The period from the Commencement Date to the following last Saturday in August and, if this lease shall expire or be terminated on a date which is other than the last day of Tenant's then fiscal year, the period beginning at the end of the last preceding Lease Year and ending on the date of such expiration or termination, shall be considered a partial Lease Year. Upon any change in Tenant's fiscal year, at the option of Tenant, exercisable by notice given to Landlord at any time (but no more often then once in a twelve (12) month period), the term "Lease Year" shall mean the new fiscal year of Tenant, not in excess of 53 weeks, then observed by Tenant in the conduct of its business and used by Tenant for federal income tax purposes. In the event the Lease Year is so changed, the period from the last preceding Lease Year to the commencement of the new fiscal year of Tenant shall be considered a separate partial Lease Year. Notice of any proposed change in the Lease Year shall be given by Tenant to Landlord not less than 30 days prior to the effective date of such change.

SECTION 5.4. INTENTIONALLY OMITTED

SECTION 5.5. INTENTIONALLY OMITTED

SECTION 5.6. INTENTIONALLY OMITTED

ARTICLE VI

SITE IMPROVEMENT REPAIRS AND MAINTENANCE

SECTION 6.1. Notwithstanding any terms or conditions of this Lease to the contrary, it is the intent of the parties hereto that this Lease shall be an entirely "net lease" to Landlord. Accordingly, all costs or expenses of whatever character, nature or kind, general and special, ordinary and extraordinary, foreseen or unforeseen, that may be necessary with regard to maintenance, operation, repair, or replacement to the Premises, or any part thereof, and Tenant's authorized use

thereof during the entire Term of this Lease, shall be paid by Tenant. All provisions of this Lease relating to costs and expenses are to be construed in light of such intention and purpose. Tenant agrees, at no cost or expense to Landlord (except to the extent provided in this Article), to police and maintain in good operating condition, order and repair at all times after the Premises are opened for business to the general public (and to keep in operation except as may be required to maintain in the required condition, order and repair), all Site Improvements on the Premises, including, but without limitation, repairing or replacing any surface paving whenever necessary, keeping the same properly drained and free of snow, ice, water and rubbish and in a neat, clean, orderly and sanitary condition, providing adequate security in and for the Site Improvements, maintaining suitable and adequate lighting on all Site Improvements (and keeping same lighted during, and for at least one-half hour after, Tenant's business hours), maintaining such directional signs, markers and painted lines as may from time to time be necessary or proper for the control of parking and traffic on the Site Improvements. Tenant shall maintain adequate accessways and roads (including that portion of Shady Lane Street which begins at County Highway Q and terminates at the eastern boundary of the connecting road between Appleton Avenue and Shady Lane Street) connecting the Premises with public streets adjacent to the Premises provided, however, Landlord shall reimburse Tenant for one-half the cost and expense relating to Tenant's maintenance of the accessways and roads (including that portion of Shady Lane Street described herein) connecting the Premises with public streets adjacent to the Premises.

<u>SECTION 6.2</u>. Landlord hereby grants to Tenant, during the term of this Lease, for the benefit of Tenant, Tenant's licensees and concessionaires, and their respective officers, agents and employees, and their respective customers, invitees, business guests and visitors, the exclusive right to use, for

their intended purposes, all of the parking lot Site Improvements and the non-exclusive right to accessways and roads as such areas may be constituted from time to time. The rights hereby granted with respect to the Site Improvements shall constitute easements appurtenant to the Premises and a servitude upon the Land throughout the term and all extended terms of this Lease. The benefit and the burden of such easements shall run with and bind the Land throughout the term and all extended terms of this Lease.

SECTION 6.3. (a) Tenant's obligation to repair and maintain the Site Improvements pursuant to Section 6.1 shall include all costs and expenses relating to the repair, maintenance and operation of the Site Improvements, as determined, on a consistent basis, in accordance with generally accepted accounting principles and allocated to the calendar year on the cash method of accounting, and shall include but not be limited to the following costs and expenses: charges for electricity for lighting of the Site Improvements, the cost of repairing, maintaining, replacing and operating the Site Improvements, including electrical, water, storm sewer systems, and sanitary sewers; the cost of general public liability insurance for the Site Improvements; the wages of nonmanagement personnel employed in cleaning sidewalks and parking areas, snow removal, the removal of trash and similar work; the cost of maintaining landscaping, if any, in the Site Improvements, including replacement of trees and shrubs, where necessary; the costs of repairing sidewalks and parking areas after the completion of the Landlord's Work to be performed pursuant to EXHIBIT C; the wages of non-management personnel employed as security personnel and parking area attendants; the cost of equipment and supplies for the parking areas and for snow removal services; the cost of miscellaneous repairs to the Site Improvements and to signs and fountains, if any, located therein; and the cost of general supplies consumed in the maintenance and

operation of the Site Improvements. In any event, the Site Improvements expenses shall not include (i) costs for capital improvements or; (ii) debt service on indebtedness of Landlord.

(b) Landlord shall reimburse Tenant for one-half the costs and expenses relating to Tenant's maintenance of the accessways and roads (including that portion of Shady Lane Street described in Section 6.1 hereof) connecting the Premises with public streets adjacent to the Premises thirty (30) days after presentation by Tenant to Landlord of Tenant's itemized statement setting forth such costs and expenses incurred by Tenant together with supporting documentation verifying such costs and expenses and Landlord's share thereof. Upon written request from Landlord, Tenant shall provide Landlord with lien waivers from contractors performing maintenance described in this subparagraph (b), pursuant to individual agreements with such contractors for materials and services in amounts in excess of $5,000 each.

(c) Tenant shall observe and comply with all requirements, rules, orders and regulations of the federal, state and municipal governments or other duly constituted public authority affecting said Premises including the making of non-structural alterations.

SECTION 6.4. Landlord shall not, without the prior written consent of Tenant, which consent may be withheld in Tenant's sole discretion, do the following:

(i) make any change to the Building;

(ii) close, restrict or otherwise alter the entrances to the Premises;

(iii) change the size, configuration and/or location of that portion of the parking areas and accessways and roads of the Premises OUTLINED IN BLUE on EXHIBIT B attached hereto;

(iv) construct any improvements on the Premises; and/or

(v) add any land to the Premises and/or grant any rights to use any of the Site Improvements (with the exception of access roads) to any third party or their respective employees, customers or business invitees.

(vi) construct or permit the construction on any outlot as shown on EXHIBIT B of any buildings having a height in excess of 18' above the floor elevation of the Building shown on EXHIBIT B or permit the construction of any improvements on an outlot which does not provide for sufficient off-street parking to comply with all applicable codes and regulations at the time of construction within the boundaries of the outlot.

Notwithstanding the foregoing, except as provided in Article XVIII, at all times during the term of this Lease there shall be maintained on the Premises not less than 5.0 car parking spaces (based on an 8 1/2 foot width) for each 1,000 square feet of Floor Area of all building improvements on the Premises.

ARTICLE VII

OPERATION OF ADJOINING RETAIL SPACE

SECTION 7.1. Landlord will acquire the Land from Federated Bank, or an affiliate of Federated Bank, which entity will retain title to the adjoining real estate, OUTLINED IN RED on EXHIBIT B attached hereto. In the event Landlord, or any person, firm, or corporation, directly or indirectly controlling, controlled by or under control of Landlord, or its affiliates, successors or assigns, or Federated Bank, or an affiliate of Federated Bank or other holder of legal or equitable title to adjoining real estate, constructs or operates space for the sale of goods at retail (herein "Retail Space") on the adjoining premises, the use of such adjoining real estate shall be limited to those uses or purposes not prohibited by EXHIBIT I, Declaration of Restrictions, attached hereto. This covenant shall run with the Land and Landlord shall cause the holder of legal or equitable title to the adjoining real estate to adopt

and file deed restrictions restricting the use of the adjoining real estate as well as the Premises as provided in EXHIBIT I. Tenant acknowledges that this Lease shall be subject to the terms and conditions set forth in EXHIBIT I. The parties hereto agree that any changes or modifications to EXHIBIT I must be approved and agreed to in writing by Landlord, Tenant and the owner of the adjoining real estate prior to recordation of such an agreement. All approvals required pursuant to this paragraph shall not be unreasonably withheld.

SECTION 7.2. Landlord shall not, without the prior written consent of Tenant, at any time permit any occupant of space on the Premises to use the Premises for the purposes described in EXHIBIT I attached hereto. In the event of a violation of this Section by an occupant of retail space on the Premises of which Landlord has notice, Landlord shall promptly use its reasonable efforts, including the diligent prosecution of litigation, to prevent the continuance of such violation.

SECTION 7.3. Subject to all governmental approvals, tenant shall have the right to install one or more signs on the exterior walls of the Building in accordance with the specifications set forth in EXHIBIT H attached hereto. Notwithstanding any contrary provision in EXHIBIT H, Landlord hereby approves and consents to Tenant's exterior signage described on EXHIBIT H. In addition, Tenant shall have the right subject to governmental approval at Tenant's sole expense to erect electrically lit pylon signs at the locations designated in EXHIBIT B, which locations will be on the adjoining real estate described in Article VII. Landlord shall obtain, on Tenant's behalf, such rights including easements from the holder of legal or equitable title to the adjoining real estate as are necessary for Tenant to erect pylon signs consistent with this Section 7.3. Tenant shall have the right to place and maintain Tenant's identification sign on such pylon signs in accordance with the drawings attached hereto as EXHIBIT H-1.

SECTION 7.4. Within three (3) years following the Commencement Date, the holder of legal or equitable title to the adjoining real estate may elect, by providing written notice to Tenant, to place an identification sign panel on one or both pylon signs to be constructed. In the event the holder of legal or equitable title to the adjoining real estate exercises its election pursuant to this section, the square foot area of each of such entity's sign panels shall be the lesser of (i) forty percent (40%) of the total square foot area of all sign panels on such pylon sign or (ii) forty percent (40%) of the total square foot area of all sign panels permitted by applicable zoning ordinances. Notwithstanding the foregoing, if the holder of legal or equitable title to the adjoining real estate is First Wisconsin National Bank, or an affiliate thereof, such entity may install sign panels, each of which has a square foot area of not more than seventy-two (72) square feet, subject to applicable zoning ordinances and governmental approvals. The dimensions of each of Tenant's sign panels shall be not less than five (5) feet high nor less than twenty (20) feet wide. The square foot area of Tenant's sign panels shall be sixty percent (60%) of the total square foot area of all sign panels on each such pylon sign, but Tenant's sign panels shall not exceed 60% of total square foot area permitted by applicable zoning ordinances. Tenant's sign panel shall occupy the highest and most prominent panel space on such pylon signs. A pro rata portion of the cost of installing, operating and maintaining the pylon signs, based on the ratio of the square foot area of the face of Tenant's sign panel to the total square (continued on page 18)

foot area of the face of all sign panels on each pylon sign shall be separately paid by Landlord to Tenant within thirty (30) days after Tenant bills Landlord for same. In the event Landlord does not elect to place an identification sign panel on one or both pylon signs to be constructed as provided in this section, Landlord shall have waived Landlord's right to such sign panel election.

ARTICLE VIII

TAXES

SECTION 8.1. Throughout the Term of this Lease, Tenant shall pay, or cause to be paid, all real estate taxes levied and assessed against the Premises within 30 days after receipt by Tenant of an itemized statement from the taxing authority authorized to issue and distribute real estate tax bills showing the real estate taxes due and the calculation of Tenant's real estate taxes on the Premises, but in no event shall Tenant be required to make any such payment more than 10 days prior to the date such tax is required to be paid without penalty to the taxing authority; and provided, further, that if such real estate taxes may be paid on an installment basis, Tenant shall not be required to pay more than the installment then due. Landlord shall have the Tenant's Premises separately assessed for real estate tax purposes. The term "real estate taxes" as used in this Section shall not include any capital stock, franchise, estate, inheritance, devolution, succession, transfer, gift or income tax or tax of a similar nature which is or may become payable by Landlord or which may be imposed against Landlord or against the rents payable hereunder or upon the income or profits of Landlord by reason of any law now in force or hereafter enacted. The term "real estate taxes" shall, however, include special assessments which are not attributable to Landlord's Work and, if payable in installments, shall be charged against Tenant only to the extent such installments are payable during the term of this Lease commencing with the Commencement Date. The term

"real estate taxes" shall include taxes which are or may become payable by Landlord or which may be imposed against Landlord or against the rents payable hereunder if such taxes on rents are or become payable in lieu of real estate taxes levied and assessed against the Premises.

SECTION 8.2. Tenant may contest in good faith by appropriate proceedings, or in any other manner permitted by law, at Tenant's expense, in Landlord's name, any taxes assessed or levied against the Premises and Landlord agrees to cooperate with Tenant and to execute any documents reasonably required for such purpose. Such contest may include appeals from any judgments, decrees or orders until a final determination shall be made by a court or governmental department or authority having final jurisdiction in the matter. Notwithstanding such contest, Tenant shall pay such taxes not later than 60 days before the Premises, or any portion thereof, may become subject to a sale by governmental authority by reason of the nonpayment thereof, and in time to avoid acceleration of the due date of any mortgage by reason of such nonpayment. Upon the final determination of any such contest by a court or governmental department or authority having final jurisdiction in the matter, Tenant shall pay the same, together with such fines, interest, penalties, cost and charges as may, in accordance with such determination, be payable in connection therewith. Any tax refund received in connection with such contest shall belong to Tenant less reasonable costs, expenses and out of pocket attorneys' fees, if any, paid by Landlord or by Landlord's mortgagees and less any sums for taxes paid by Landlord or Landlord's mortgagee pursuant hereto. All costs, fees and expenses (including reasonable attorneys' fees) actually incurred and paid by Tenant in connection with such contest, shall be borne by Tenant.

SECTION 8.3. Written evidence of the payment of real estate taxes and assessments shall be furnished by Tenant to Landlord upon Landlord's written request therefor.

ARTICLE IX

RIGHT OF ENTRY

SECTION 9.1. Landlord reserves the right to enter the Premises during normal business hours upon at least 48 hours prior written notice to Tenant to inspect the same. Landlord further reserves the right, upon at least 48 hours prior written notice to Tenant (except in the case of emergencies, in which event Landlord shall only be obligated to give such notice as is practical under the circumstances), to enter the Premises for the purpose of maintaining, repairing or replacing those portions of the Premises for the purpose of performing any obligations of Tenant hereunder which Tenant has failed to perform; provided that such entry to the full extent practicable shall be limited to such times as Tenant is not open for business with the public and provided, further, that access to the Premises shall not be denied Tenant nor shall the business of Tenant be interfered with unreasonably. If any maintenance, repairs or replacements to the foundation or structural components of the improvements comprising the Premises shall be so extensive that, in Tenant's sole discretion, it is not commercially practicable for Tenant to conduct business upon all or any portion of the Premises, there shall be a just abatement of rent for the period during which Tenant's business is so interrupted.

ARTICLE X

UTILITIES

SECTION 10.1. Provided that Landlord shall have fully performed its obligations under Section 4.1 hereof and under EXHIBIT C with respect to utilities, throughout the term of this lease, Tenant agrees to pay for all water, gas, electricity, storm sewer, sanitary sewer, telephone and other utility services furnished to or used by Tenant in the Premises. Landlord shall, as part of Landlord's Work, cause utility meters to be installed for the furnishing of all utilities to the Premises. Tenant's

obligations under this Article X shall survive the expiration or termination of this Lease.

ARTICLE XI

INSURANCE AND RESTORATION

SECTION 11.1. Tenant, at all times during the term of this Lease, shall at its expense cause all buildings and other improvements located within the Premises to be insured against loss or damage by fire, lightning, and such other risks as are from time to time included in "extended coverage" endorsements in the State of Wisconsin including but not limited to business interruption insurance (which shall include loss of rents insurance for a period of one (1) year), in an amount and form so that the proceeds thereof are sufficient to provide for actual replacement in full of the Building and the Site Improvements within the Premises (said amount may exclude foundation and excavation costs and costs of underground flues, pipes and drains); such coverage to include "Comprehensive Boiler and Machinery" coverage, if applicable, as part of one or more policies of insurance. Any insurance required to be maintained by Tenant (the "insured party") pursuant to this Article XI shall name Landlord and Landlord's mortgagee as additional insureds as their respective interests may appear.

SECTION 11.2. Commencing with the date of this Lease, Tenant agrees, at no expense to the Landlord except as hereinafter provided, to maintain or cause to be maintained general public liability insurance against claims for contractual liability as well as personal injury or death and property damage occurring upon, in or about the Premises, such insurance in each case to afford protection to the limit of not less than $5,000,000 for combined single limit for personal injuries, including bodily injury or death (which limit may be included in an excess lines policy), and property damage to any number of persons arising out of any one occurrence. Landlord and Landlord's mortgagee shall be named an additional insured under

policies of public liability insurance maintained by Tenant. In addition to the foregoing, the insurance coverage required under this Section shall extend to any liability of the parties arising out of the indemnities provided for in Article XXIII hereof. The adequacy of the amounts of coverage of such policies shall be reviewed by the parties at least triannually so as to provide for minimum coverage to the then customary limits observed in similar Premises.

SECTION 11.3. All insurance provided for in this Article XI shall be effected under valid and enforceable policies issued by insurers of recognized responsibility with a minimum A.M. Best Rating of B+X, shall contain a deductible of no more than $250,000.00 per occurrence and shall be primary and noncontributing. Any insurance required to be maintained by Tenant may be self-insured in whole or in part if Tenant shall then have and thereafter maintain a net worth of at least $65,000,000, or may be taken out under a blanket insurance policy or policies covering other premises, property or insureds in addition to the Premises, provided such policy or policies otherwise comply with this Article XI. If Tenant shall elect to self-insure and to the extent insurance procured by Tenant contains a deductible, Landlord shall have all the benefits provided in this Article XI that it would have had Tenant carried the required insurance and with no deductible. The original of the initial policies or renewal policies, if any, as the case may be, shall be delivered to Tenant, and certificates thereof shall be delivered to Landlord upon request. Copies of such policies, so endorsed, or certificates evidencing the existence of such insurance shall be promptly delivered to Landlord. Any policy required by this Article shall provide that such policy shall not be cancelled or materially changed without at least 30 days prior written notice to Landlord and Landlord's mortgagee. If Tenant fails to maintain insurance in accordance with the provisions of this Article and if Tenant fails to correct such default within

thirty (30) days after reasonable notice from Landlord, Landlord may purchase such insurance for Tenant and Tenant shall pay the cost thereof and the interest thereon. Landlord and Landlord's mortgagee, if any, shall be furnished with certificates of self insurance by Tenant and furnished with an affidavit from Tenant as to Tenant's minimum net worth upon Landlord's reasonable request.

SECTION 11.4. Notwithstanding damage to or destruction of the whole or any part of the improvements comprising the Premises by fire or any other casualty during the term of this Lease, such that it would be commercially unreasonable or unfeasible for Tenant, in Tenant's sole discretion, to conduct its business upon the Premises, Tenant's rent due under this Lease shall not be suspended or abated during the time period during which Tenant shall be unable to conduct it's business upon the Premises. Except as otherwise provided in Section 11.5 hereof, in the event of damage to or destruction of the whole or any part of the improvements comprising the Premises by fire or any other casualty during the term of this Lease, Landlord, at Landlord's sole cost and expense and provided the sums recoverable under any policies of insurance shall be sufficient for such purpose, shall repair and restore such improvements to the same condition as existed immediately prior to the date of such casualty. Tenant shall make all proceeds of insurance Tenant receives from insurers pursuant to this Article XI available to Landlord for purposes of repair and restoration of the Premises by Landlord pursuant to this Section 11.4. All such repairs and restoration shall be performed in a commercially reasonable time and in a manner and quality consistent with the terms and conditions of Article IV hereof.

SECTION 11.5. Notwithstanding anything contained herein to the contrary, if more than twenty-five percent (25%) of the Floor Area of the Building is damaged or destroyed by fire or other casualty and the time to restore the damage or destruction

(as reasonably estimated by Tenant) is greater than 150 days, excluding Tenant's fixturing and stocking, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within 45 days after the date of such casualty, specifying a termination date of at least 30 days and not more than 90 days after the date of Tenant's notice of termination. All insurance proceeds relating to coverage for the building and fixtures, excluding Tenant's trade fixtures, shall belong to Landlord. All insurance proceeds relating to Tenant's trade fixtures, equipment and inventory shall belong to Tenant. If Tenant does not give notice of termination within such 45 day period, Tenant shall be deemed to have waived such right of termination and Landlord shall remain obligated to repair and restore the Premises in accordance with the terms hereof.

SECTION 11.6. In the event Tenant shall carry any stock of goods or do anything in or about the Premises which according to industry standards and customs requires the acquisition of additional types of insurance for the Premises, Tenant shall procure at its sole expense any such additional insurance required.

ARTICLE XII

REPAIRS, ALTERATIONS, IMPROVEMENTS AND REPLACEMENTS

SECTION 12.1. Throughout the term of this Lease, Tenant, at Tenant's sole expense, shall keep the (i) foundation, (ii) exterior and (iii) all structural components of the Building in good condition and shall be responsible for any and all maintenance, repairs and/or replacements thereof. Tenant shall also keep the (i) heating, ventilating and air conditioning equipment (HVAC) and (ii) roof joists, roof decking and roof membrane in good condition and shall be responsible for any and all maintenance, repairs and/or replacements thereof. All repairs and replacements made pursuant to this Section shall be at least equal in quality and workmanship to the original work.

SECTION 12.2. Except as set forth in Section 12.1, hereof, and subject to the provisions of Section 11.5 and Sections 18.3 and 18.4, hereof, Tenant shall, at its sole expense, keep the interior of the Building in good condition and repair and shall be responsible for any and all maintenance and repairs thereto.

SECTION 12.3. At its own expense, Tenant may, at any time and from time to time during the term of this Lease, make any alterations, changes and improvements to the Building, provided that Tenant shall make no structural changes in the Building or any changes to the exterior of the Building without the consent of Landlord, which consent shall not be withheld so long as the structural integrity of the Building is not materially adversely affected.

SECTION 12.4. Landlord shall cooperate with Tenant in securing any building or other permits or authority necessary from time to time for any repair, alteration, change or improvement required or permitted to be performed by Tenant in, on, to or of the Premises. Subject to Tenant's obligations under Section 17.1 hereof and the rights of any insurance company providing the insurance required hereunder, all salvage work done at any time by Tenant pursuant to the provisions of this Article XII shall belong to Tenant who shall not be accountable therefor to Landlord. Any repair, alteration, change or improvement shall be executed in a good and workmanlike manner in accordance with all applicable regulations and requirements of any state or local government.

SECTION 12.5. Any provision of this Lease to the contrary notwithstanding, during the course of any replacement, restoration, alteration, improvement or repair of or to the Premises, Tenant, its independent contractors and suppliers, and their respective servants, agents and employees, may use the parking areas of the Premises for the parking of contractors' and materialmen's trucks and delivery vehicles, storage of materials,

temporary structures and other matters incidental to construction.

ARTICLE XIII

TRADE FIXTURES

SECTION 13.1. Tenant may at any time during the term of this Lease install upon the Premises any and all trade fixtures and operating equipment which it may deem necessary or advisable in connection with the conduct of its business. Any and all of such fixtures and equipment may at any time and from time to time during the term of this Lease be removed by Tenant from the Premises and Tenant agrees to repair, at its expense, any damage caused to the Premises by reason of such removal.

SECTION 13.2. Tenant may plan, design, construct, supervise and maintain upon the roof and/or the exterior of the Premises any air-conditioning and electrical equipment, alarm bells and equipment, antennas, satellite dishes and similar facilities which may protect or service the Premises, provided that the same do not impair the structural integrity of the Premises, are reasonably screened from public view and comply with all applicable governmental codes, ordinances, rules, regulations and laws. Any such facility which shall be so installed or erected shall, unless and until Tenant shall remove the same, be maintained by Tenant at Tenant's own cost and expense and shall be removed by Tenant and any damage to the Premises repaired, at Tenant's expense, upon the expiration or earlier termination of the term of this Lease.

ARTICLE XIV

SUBORDINATION/NONDISTURBANCE

SECTION 14.1. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any first and second mortgage hereafter placed upon Landlord's interest in the Premises; provided, however, (a) no default by Landlord under any such mortgage shall affect Tenant's rights under this Lease, so long as Tenant pays all monetary obligations and performs all

material nonmonetary obligations imposed upon it hereunder, and (b) any mortgagee of a mortgage encumbering Landlord's interest in the Premises shall execute a Subordination, Nondisturbance and Attornment Agreement substantially in the form as set forth in EXHIBIT E attached hereto. At or prior to the date of Landlord's Notice of Commencement, Landlord shall cause to be delivered to Tenant, and Tenant agrees to execute, a separate Subordination, Nondisturbance and Attornment Agreement substantially in the form as that attached hereto as EXHIBIT E for each mortgage or deed of trust shown on the title insurance commitment delivered to Tenant in accordance with Section 16.4 hereof, duly executed by the holder of each such mortgage or deed of trust. Upon the request of Landlord, Tenant shall within twenty (20) days of the date of such written request, execute and deliver to Landlord, without charge, a subordination, nondisturbance and attornment agreement substantially in the form as set forth in EXHIBIT E attached hereto.

ARTICLE XV

SUBLETTING AND ASSIGNING

SECTION 15.1.

(a) Tenant shall have the right, at any time, to:

(i) grant licenses or subleases of departments or concessions for the sale of merchandise and services in or from the portions of the Premises covered by such departments or licenses; and/or

(ii) assign this lease or sublet all or any part of the Premises to (A) any entity succeeding to substantially all the business and assets of Tenant or (B) any entity acquiring a majority of the department stores of Tenant then operating within the Milwaukee metropolitan area, or (C) any corporation or entity which is a parent, subsidiary or division of Tenant, whether by merger, consolidation, purchase of assets or otherwise.

Any license, sublease or assignment pursuant to this paragraph (a) of this Section 15.1 shall not release Tenant from its obligations under this Lease and Tenant shall remain primarily liable for the payment of rental and all other amounts due under this Lease and for the performance of all of the provisions, covenants and conditions set forth in this Lease on Tenant's part to be performed.

(b) If Tenant assigns its interest in this Lease to any entity which (i) has a net worth equal to or greater than the net worth of Tenant at the time of the assignment but not less than a net worth of $65,000,000 or (ii) acquires a majority of all of Tenant's department stores then located in the Milwaukee metropolitan area and has a net worth equal to or greater than the net worth of Tenant at the time of assignment but not less than a net worth of $65,000,000, Tenant shall be released from all further liability under this Lease.

SECTION 15.2. Landlord's right to assign this Lease or sell or convey the Premises, subject to this Lease, are and shall remain unqualified. Upon any said assignment, sale or conveyance, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder accruing thereafter and shall not be subject to any liability resulting from any act or omission or event occurring after said assignment, sale or conveyance. Landlord shall have the unrestricted right at any time during the full term of this Lease to place any mortgage, deed of trust or similar security instrument upon the Landlord's interest in the Premises.

ARTICLE XVI

QUIET ENJOYMENT, REPRESENTATIONS AND TITLE INSURANCE

SECTION 16.1. Landlord covenants, warrants and represents to Tenant that it has full right and power to execute and perform this Lease and to grant the estate demised herein, and Landlord further covenants that Tenant shall peaceably and

quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anywise appertaining thereto, during the full term of this Lease, free and clear of all liens and encumbrances except the permitted encumbrances ("Permitted Encumbrances") set forth in EXHIBIT F attached hereto.

SECTION 16.2. Landlord, at Landlord's sole cost, delivered to Tenant receipt of which is hereby acknowledged an environmental assessment report prepared by R. A. Smith & Associates dated January 8, 1990 (herein the "Environmental Report"), for the Premises analyzing the existence or likelihood of existence of any hazardous waste, toxic substances and/or other life or environmental threatening conditions upon the Premises and compliance by the Premises with all applicable environmental laws, rules, regulations and orders of any applicable governmental authority having jurisdiction over the Premises (herein the "Environmental Regulations"). The Environmental Report indicates that there does not exist upon the Premises any hazardous wastes, toxic substances or other life or environmental threatening conditions, and that the Premises are in compliance with all applicable Environmental Regulations. Landlord represents and covenants to Tenant that Landlord does not have actual knowledge of the existence of any hazardous waste materials, toxic substances, underground storage tanks and/or asbestos (except as may be disclosed in the Environmental Report) and that except for Excluded Materials (hereinafter defined) the Landlord's Work does not and shall not contain any hazardous waste materials, toxic substances and/or asbestos and that all requirements with respect to environmental hazards or of state or federal agencies (including but not limited to the U.S. Environmental Protection Agency) have and will be complied with and satisfied in connection with Landlord's Work. Excluded Materials shall mean hazardous waste materials (i) whose storage, disposal or presence on, in or under the Premises does not constitute a

violation of applicable laws or regulations, (ii) which may be present in: 1) paints, glues, fuels, photocopy equipment, supplies, photographic chemicals and supplies, building materials, maintenance supplies, cleaning agents and solvents; 2) oil, gasoline or other fluid deposits released from passenger cars or maintenance vehicles parked on the Premises or fertilizers, herbicides, insecticides and pesticides, applied by Landlord; (iii) in quantities commonly stored, found or maintained for similar uses by landlords in retail shopping centers; and (iv) which are not used for manufacturing purposes. Landlord shall indemnify and save Tenant harmless from all claims, liens, losses, damages and expenses, including without limitation reasonable attorneys' fees and expenses, arising out of Landlord's breach of this environmental representation and covenant. In the event it is determined that there are hazardous substances on, upon or within the Premises or any other environmental conditions not caused by Tenant in violation of any local, state or federal regulations or which result in action by either local, state or federal environmental agencies, then if in Tenant's reasonable opinion such violation and/or action materially impairs Tenant's ability to conduct business upon the Premises and Tenant ceases to operate from the Premises as a direct result thereof, all rent and charges payable by Tenant hereunder shall abate during such period as Tenant's ability to so operate is materially impaired and if such condition continues without the commencement of remediation for in excess of six (6) months, Tenant shall have the right to terminate all of its rights and obligations hereunder by giving written notice to Landlord at any time after the expiration of such six (6) month period and so long as such condition continues. Tenant shall indemnify and save Landlord from all claims, liens, losses, damages and expenses, including without limitation reasonable out of pocket attorneys' fees, arising out of environmental conditions caused by Tenant in violation of any local, state or

federal regulation or which results in action by either local, state or federal environmental agencies. Landlord's and Tenant's mutual indemnification made pursuant to this paragraph shall survive the termination of this Lease and will be binding on each party's respective successors and assigns.

SECTION 16.3. Without limitation of any other covenant, representation or warranty contained in this Lease, Landlord represents and warrants as an inducement to Tenant to enter into this Lease, that as of the Commencement Date no leases or other agreements affecting the Land (except municipal and zoning ordinances) conflict with this Lease or prohibit or restrict (i) the construction of the Building and related improvements; or (ii) the use or occupancy of the Building as a department store or for other retail purposes, or the use of Site Improvements as contemplated in this Lease.

SECTION 16.4. Within sixty (60) days after the date of this Lease, Landlord shall deliver to Tenant, at Landlord's sole cost, a leasehold owner's title insurance policy, insuring Tenant's leasehold interest under this Lease, for $1,500,000.00 of coverage, to be free and clear of all liens and encumbrances except the Permitted Encumbrances, written by a title insurance company licensed by the State of Wisconsin.

ARTICLE XVII

SURRENDER OF DEMISED PREMISES

SECTION 17.1. At the expiration or earlier termination of the term of this Lease and subject to Tenant's rights under Section 13.1 of this Lease, Tenant covenants that it will peaceably and quietly leave and surrender the Premises together with all alterations, changes and improvements then a part of the Premises in good broom clean order and condition; reasonable and ordinary wear and tear, loss or damage by fire or casualty and condemnation excepted. All furniture and trade fixtures installed in the Premises at Tenant's expense shall remain the property of Tenant; provided, however, Tenant shall repair any

damage caused by Tenant's removal or Tenant shall have the option to relinquish its property rights with regard to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord. From and after the exercise of such option, the property specified in such notice shall be the property of Landlord.

SECTION 17.2. In the event Tenant remains in possession of the Premises after the expiration of the term hereof, and without the execution and delivery of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at a minimum monthly rental equal to one and one-half times the monthly installment of minimum rent payable during the last month of the then current term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

ARTICLE XVIII

CONDEMNATION

SECTION 18.1. If all of the Premises shall be sold to or taken by any governmental authority under its power of condemnation or threat thereof ("Taking"), this Lease shall terminate on the date of the vesting of title to the condemned property or on the date of the taking of possession of such property by the condemning authority, whichever shall first occur.

SECTION 18.2. Upon a Taking of more than ten percent (10%) of the Floor Area of the Building, Tenant shall have the right to terminate all of Tenant's rights and obligations under this Lease effective as of the date of such Taking by serving notice to that effect upon Landlord no later than 45 days after the vesting of title to the condemned property.

SECTION 18.3. Upon a Taking of ingress and egress to the Premises depicted on EXHIBIT B, Landlord shall make every effort to substitute equivalent and similarly improved ingress and egress contiguous to and properly integrated with the

remainder of the Premises depicted on EXHIBIT B. If Landlord shall be unable to substitute such ingress and egress within forty-five (45) days after the Taking and if one or more Takings shall deprive Tenant of ingress and egress, then, in such event, Tenant shall have the option to terminate this Lease at any time within forty-five (45) days, after Landlord gives Tenant written notice that it has been unable to obtain substitute ingress and egress, by giving notice to Landlord. Tenant hereby acknowledges that improvements to Highway Q are contemplated by Washington County and that this paragraph shall not apply to impairment of Tenant's access to Highway Q during the construction period.

SECTION 18.4. Upon a Taking of less than all of the Premises but more than ten percent (10%) thereof, Tenant shall have the right to terminate all Tenant's rights and obligations under this Lease, effective as of the date of such Taking by serving notice to that effect upon Landlord no later than forty-five (45) days after the vesting of title to the condemned property. In the event Tenant does not elect to terminate this Lease, Landlord shall, in a commercially reasonable, prompt and diligent manner at Landlord's sole expense, restore the remainder of the Premises as near as possible to the condition it was in immediately prior to such Taking.

SECTION 18.5. Both Landlord and Tenant shall have the right to participate in any condemnation proceedings. Each shall notify the other promptly of any contemplated or threatened condemnation proceeding of which it shall become aware and shall keep the other informed of developments with respect thereto.

SECTION 18.6. Tenant shall not be entitled to share in any award made by reason of a Taking of the Premises, or any part thereof, except for expenditures made by Tenant and then only if an award shall be made in a condemnation proceeding in addition to an award made for the Land, the Building and the Site Improvements (or portions thereof) comprising the Premises.

ARTICLE XIX

DEFAULTS AND REMEDIES

SECTION 19.1. If any one or more of the following events occur, then Tenant shall be deemed to be in default under this Lease:

(a) If Tenant fails to pay any rent or other charges required to be paid by Tenant when the same shall become due and payable hereunder, and such failure continues for 15 days after written notice is sent by Landlord to Tenant informing Tenant of such failure;

(b) If Tenant fails to perform or observe any term or condition of this Lease (other than as set forth in subparagraph (a) above), and such failure continues for 30 days after written notice is sent by Landlord to Tenant informing Tenant of such failure; provided, however, that if the failure set forth in Landlord's notice is such that it requires more than 30 days to correct, Tenant shall not be deemed to be in default hereunder if Tenant (i) promptly and diligently commences curing the failure within 30 days after written notice is sent by Landlord to Tenant informing Tenant of such failure, and (ii) diligently prosecutes the cure to completion; and/or

(c) If any execution, levy, attachment or other legal process of law shall occur upon Tenant's goods, fixtures, or interest in the Premises and the same is not vacated or dismissed within 90 days.

SECTION 19.2. In the event that Tenant is in default under this Lease, as provided in the preceding Section 19.1, then Landlord may pursue any or all of the following remedies in addition to all other rights and remedies provided at law or in equity:

(a) Landlord may terminate this Lease and forthwith repossess the Premises and remove all persons or property therefrom, and be entitled to recover forthwith as

damages a sum of money equal to the total of (i) the reasonable cost including reasonable out of pocket attorneys' fees of recovering the Premises, (ii) the accrued and unpaid rent owed at the time of termination, plus interest thereon from due date at the lesser of the Prime Rate plus 2%, as hereinafter defined, or the maximum rate permitted by law, (iii) the net present value of the balance of the fixed annual minimum rent for the remainder of the term discounted at the lesser of either (1) the Landlord's mortgage rate in effect at the time of Tenant's default; or (2) that rate equal to 150 basis points over the 10 year treasury bill rate in effect at the time of Tenant's default, and (iv) any other sum of money and damages owed by Tenant to Landlord; or

(b) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Premises without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting Landlord is authorized to make repairs, changes, alterations or additions to the Premises to make same relettable, and (i) if Landlord shall be unable to relet the Premises, or (ii) if the same are relet and sufficient sum shall not be realized from such reletting (after paying: (A) the unpaid rentals due hereunder earned but unpaid at the time of reletting plus interest thereon at the lesser of the Prime Rate plus 2% or at the maximum rate permitted by applicable law, (B) the costs of recovering possession including but not limited to reasonable out of pocket attorneys' fees, (C) all of the costs and expenses of reletting, including decorations, repairs, changes, alterations and additions by Landlord, and (D) the expense

of the collection of the rent accruing therefrom) to satisfy the rent and all other charges provided for in this Lease to be paid by Tenant, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent and other expenses payable by Tenant for such period or periods, or if the Premises have been relet, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time on one or more occasions without Landlord being obligated to wait until expiration of the term of this Lease; such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time thereafter. Landlord shall use reasonable efforts to mitigate Landlord's damages resulting from Tenant's default hereunder.

(c) In addition to the foregoing rights of Landlord, if Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, to cure the act or failure constituting such default for the account of and at the expense of Tenant. Landlord shall provide Tenant with 10 days written notice prior to curing any default, provided, however, that no such notice shall be required for emergency repairs. If Landlord has already terminated this Lease pursuant to this Article, Landlord's cure or attempt to cure of any act or failure constituting a default by

Tenant (which act or failure occasioned the termination of this Lease) shall not result in a waiver of such termination by Landlord. Tenant hereby agrees to pay Landlord interest, at a rate equal to two percent (2%) plus the "Prime Rate," but not in excess of the maximum legal rate, for all sums paid by Landlord pursuant to the terms of this subsection (c). As used herein, "Prime Rate" shall mean the base rate on corporate loans at large U.S. money center commercial banks as published from time to time by the Wall Street Journal, adjusted with each change in such published rate.

SECTION 19.3. Any mention in this Lease of any particular remedy shall not preclude Landlord from exercising any other remedy, in law or in equity. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default by Tenant or termination of this Lease, and no waiver of a default by Tenant or termination of this Lease shall be effective unless it is in writing and signed by Landlord.

SECTION 19.4.

(a) If Landlord fails to perform or observe any of the obligations on Landlord's part to be performed or observed pursuant to this Lease, and such failure continues for 30 days after written notice thereof is sent by Tenant to Landlord and Landlord's mortgagee informing Landlord and Landlord's mortgagee of such failure, then Landlord shall be deemed to be in default under this Lease; provided, however, that if the failure set forth in Tenant's notice is such that it requires more than 30 days to correct, Landlord shall not be deemed to be in default hereunder if Landlord (i) promptly and diligently commences curing the failure within 30 days after written notice is sent by Tenant to Landlord and Landlord's mortgagee informing Landlord and

Landlord's mortgagee of such failure, and (ii) diligently prosecutes the cure to completion following the expiration of the original 30 day period set forth herein. Upon such default by Landlord, Tenant may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Landlord, the cost of which performance, upon the proper payment thereof, together with all interest and penalties necessarily paid in connection therewith and any and all other damages incurred by Tenant as a result of any such default, shall be paid to Tenant by Landlord upon demand, with interest thereon at the lesser of (i) one percent (1%) plus the "Prime Rate" or (ii) the maximum rate then permitted by law, from the date of each expenditure and/or incurrance or, at the continuing option of Tenant, the same may (in whole or in part), with interest as aforesaid, be deducted from minimum rent (not to exceed 25% of the monthly installment of minimum rent), percentage rent or any other charge which may be due or become due thereafter and, if the remaining term of this Lease is not sufficient to enable Tenant to recover such amount over such remaining term, then Tenant shall have the right to extend the term of this Lease upon the same terms and conditions until such amount is recovered in full by Tenant.

(b) Notwithstanding the foregoing provisions of this Section and regardless of whether an event of Landlord's default shall have occurred, such curative action by Tenant may be taken without any notice if Tenant, in its good faith opinion, reasonably believes (i) it would be materially injured by failure to take rapid action, or (ii) the condition complained of constitutes an emergency.

(c) In order to effectuate the curing of any failure referred to in paragraphs (a) and (b) of this Section 19.4, Landlord shall take any and all action (including, without limitation, the execution of appropriate

documents) necessary in order to assign, to the extent permitted by law, to Tenant the right to take action to effectuate such curing for and on behalf of Landlord.

(d) If a court finally determines that Tenant has improperly exercised its self-help and/or offset rights under subparagraphs (a) and/or (b) of this Section 19.4, Tenant shall have 30 days after receipt of notice of such final judgment to pay to Landlord any sums found by such court to be due from Tenant to Landlord, together with interest on such sums at an annual rate equal to the "Prime Rate" plus two percent (2%) plus reasonable out of pocket attorneys' fees, before Landlord shall have the right to declare a termination of this Lease.

ARTICLE XX

TENANT'S USE OF PREMISES

SECTION 20.1. Tenant may use the Premises for the operation of a Kohl's Department Store or any other use permitted under applicable zoning ordinances, except for those uses deemed to be prohibited uses described on EXHIBIT I, attached hereto and made a part hereof. Notwithstanding the foregoing, Tenant agrees that the Premises shall not be used for the operation of a food supermarket so long as a food supermarket is a tenant in the adjacent real estate OUTLINED IN RED on EXHIBIT B attached hereto. If a food supermarket shall cease to operate for a period of nine (9) months, provided such closing is not caused by force majeure or fire or casualty, this exclusion shall lapse. Tenant further agrees not to assign or sublease the Premises in violation of this restriction.

ARTICLE XXI

LEASEHOLD MORTGAGES

SECTION 21.1. Notwithstanding anything contained in this Lease to the contrary, Tenant is hereby given the right, without Landlord's prior consent, to mortgage its interests in this Lease, Tenant's interests in the Building and improvements

on the Premises, or any part thereof or property therein, and any sublease, under one or more leasehold mortgage(s) and to assign this Lease and any sublease as collateral security for such mortgages, upon the condition that all rights acquired under such mortgages shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein and of Landlord's mortgagee, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease, except as may be expressly provided in this Article XXI.

SECTION 21.2. If Tenant shall mortgage this leasehold pursuant to the provisions hereof, and if the holder(s) of any such mortgage(s) shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the mortgagee(s) and the pertinent recording data with respect to such mortgage(s), Landlord agrees that so long as any such leasehold mortgage(s) shall remain unsatisfied, the following provisions shall apply:

(a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the leasehold mortgagee(s) or the prior consent of Landlord's mortgagee;

(b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the leasehold mortgagee(s). The leasehold mortgagee(s) shall thereupon have the same period, after service of such notice upon it, as is allowed to Tenant, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the leasehold mortgagee(s) in response to any such notice of default as if the same had been performed by Tenant;

(c) Anything herein contained notwithstanding, while such leasehold mortgage(s) remains unsatisfied, or until written notice of satisfaction is given by the holder(s) thereof to Landlord, if any default shall occur, which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of 15 days from the date of service of notice of termination upon such leasehold mortgagee(s), such leasehold mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all rent and other payments herein provided for and then in default, and shall have complied or commenced the work of complying with all of the other requirements of this Lease except as provided in paragraph (g) of this Section 21.2, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

(d) If Landlord shall elect to terminate this Lease by reason of default of Tenant, the leasehold mortgagee(s) shall not only have the right to nullify any notice of termination by curing such default as aforesaid, but shall also have the right to postpone and extend the date for the termination of this Lease as specified by Landlord in its notice of termination for a period of not more than 6 months, provided that such leasehold mortgagee(s) shall cure or cause to be cured any then-existing money defaults and meanwhile pay the rent and all other charges and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, and provided further that the leasehold mortgagee(s) shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the

leasehold mortgage(s) or otherwise and shall prosecute the same to completion with due diligence. If at the end of said 6 month period the leasehold mortgagee(s) shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time for such mortgagee(s) to comply with the provisions of this Section 21.2 shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity; provided that during such period the leasehold mortgagee(s) shall continue to pay the rent and other charges and perform all other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed.

(e) Landlord agrees that the name of the leasehold mortgagee(s) may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the leasehold mortgage(s) or collateral documents shall so provide.

(f) Landlord agrees that in the event of termination of this Lease by reason of any default by Tenant, Landlord will enter into a new lease of the Premises with the leasehold mortgagee(s) or its nominee(s) or assignee(s) (provided that the leasehold mortgagee or its nominee or assignee has a net worth of $65,000,000 or more) for the remainder of the term of this Lease effective as of the date of such termination, at the rent and upon the terms, provisions, covenants and agreements as contained herein and subject only to the same conditions of title as this Lease is subject to on the date of execution hereof together with any exceptions to title created by or at the behest of Tenant, and to the rights, if any, of the parties then in possession of any part of the Premises, provided:

(i) said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall make written request upon Landlord for such new lease within 15 days after the date of such termination and such written request shall be accompanied by payment to Landlord of all sums due to Landlord under this Lease;

(ii) said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall pay to Landlord at the time of the execution and delivery of such new lease, any and all sums which would at the time of the execution and delivery thereof be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney's fees, which Landlord shall have incurred by reason of such default;

(iii) said mortgagee(s) or its nominee(s) or assignee(s) shall perform and observe all covenants herein contained on Tenant's part to be performed and shall further remedy any other condition which Tenant under the terminated Lease was obligated to perform under the terms of this Lease; and upon execution and delivery of such new lease and any subleases which may have theretofore been assigned and transferred by Tenant to Landlord, as security under this Lease, shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of the tenant under the new lease;

(iv) Landlord shall not warrant possession of the Premises to the Tenant under the new lease;

(v) such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

(vi) the tenant under such new lease shall have the right, title and interest in and to the

buildings and improvements on the Premises as Tenant had under the terminated lease; and

(vii) said leasehold mortgagee(s) or its nominee(s) or assignee(s) shall bear the cost of recording such new lease or short form thereof if it or the Landlord desires recordation thereof.

(g) Nothing herein contained shall require the leasehold mortgagee(s) or its nominee(s) or assignee(s) to cure any default of Tenant under this Lease unless such leasehold mortgagee shall choose to do so under subparagraph (b) above or shall choose to nullify any notice of termination from Landlord pursuant to subparagraphs (c) or (d), or if such leasehold mortgagee(s) elects that Landlord enter into a new lease for the Premises pursuant to the provisions of subparagraph (f) above.

(h) The proceeds from any insurance policies relating to the Premises or arising from a condemnation of the Premises are to be held by any leasehold mortgagee(s) and distributed pursuant to the provisions of this Lease; and

(i) Landlord shall, upon request, execute, acknowledge and deliver to each leasehold mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form satisfactory to such leasehold mortgagee(s), between Landlord, Tenant and leasehold mortgagee(s), agreeing to all of the provisions of this Article XXI. The term "mortgage," whenever used in this Section 21.2, shall include whatever security instruments are used in the locale of the Premises, such as, without limitation, mortgages, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code, and shall also include any instruments required in connection with a

sale-leaseback (or an assignment of lease and sublease) transaction.

ARTICLE XXII

MECHANIC'S LIENS

Tenant shall not permit any mechanic's, construction, laborer's or materialman's lien to the extent such liens exist to be filed at any time against the Premises or any part thereof by reason of work performed by or on behalf of Tenant or any agent or contractor or anyone holding the Premises through or under Tenant. If any such lien shall be filed, Tenant, upon notice thereof, shall promptly notify Landlord and shall promptly cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, and Tenant shall give Landlord prompt notice of such discharge. If Tenant shall fail to cause such lien to be so discharged, then in addition to any other right or remedy which Landlord may have, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses (including reasonable counsel fees) incurred by Landlord in connection therewith, together with interest thereon at the lesser of (i) one percent (1%) plus the Prime Rate or (ii) the maximum rate permitted by law from the date of Landlord's making of the payment or incurring of the cost or expense, shall be promptly paid to Landlord by Tenant upon demand.

ARTICLE XXIII

INDEMNIFICATION

SECTION 23.1. Tenant agrees to defend, indemnify and save Landlord harmless from all injury, loss, claims or damage

(including attorneys' fees and disbursements incurred by Landlord in conducting an investigation and preparing for and conducting a defense) to any person or property arising from, related to, or in any way connected with the use or occupancy of the Premises or the conduct or operation of Tenant's business, unless such injury, loss, claims or damage are attributable to the negligence or malicious acts or omissions of Landlord or its agents, servants or employees.

SECTION 23.2. Landlord agrees to defend, indemnify and save Tenant harmless from all injury, loss, claims or damage (including attorneys' fees and disbursements incurred by Tenant in conducting an investigation and preparing for and conducting a defense) to any person or property arising from, related to, or in any way connected with any injury, loss, claims or damage occurring in any way connected to Landlord's failure to perform or observe any of the obligations on Landlord's part to be performed or observed pursuant to this Lease.

Section 23.3. Anything in this Lease to the contrary notwithstanding, provided Tenant is not self insured, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause-of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Premises, or any property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

ARTICLE XXIV

MEMORANDUM OF LEASE

SECTION 24.1. If requested by Tenant, Landlord agrees to execute and deliver a memorandum of lease in the form attached

hereto as EXHIBIT G in order to give notice of this Lease; provided, however, that the relations between Landlord and Tenant with respect to the Premises shall be governed solely by the provisions of this Lease and not by any such memorandum of lease. The cost of recording such memorandum of lease shall be paid by Tenant.

ARTICLE XXV

ESTOPPEL CERTIFICATES

SECTION 25.1. Upon request of Landlord or Tenant, the other party, within 20 days of the date of such written request, agrees to execute and deliver to the party requesting, without charge, a written statement: (a) ratifying this Lease; (b) certifying that this Lease is in full force and effect, if such is the case, and has not been modified, assigned, supplemented or amended, except as shall be stated; (c) certifying that all conditions and agreements under this Lease to be satisfied and performed have been satisfied and performed, except as shall be stated; (d) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; and (e) confirming such other provisions as are reasonably requested by such party.

ARTICLE XXVI

MISCELLANEOUS

SECTION 26.1. It is the intention of the parties to create the relationship of Landlord and Tenant and no other relationship whatsoever and nothing herein shall be construed to constitute the parties hereto partners or joint venturers, or to render either party hereto liable for any of the debts or obligations of the other party.

SECTION 26.2. There are no oral agreements or understandings between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between Landlord and Tenant and none thereof shall be used to interpret

or construe this Lease. This Lease cannot be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

SECTION 26.3. The failure of either party hereto to insist upon strict performance of any of the terms, provisions, conditions or covenants herein shall not be deemed a waiver of any subsequent or continuing breach of the terms, provisions, conditions or covenants herein contained. The receipt by either party from the other of any payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of a term, provision, condition or covenant of this Lease, shall not be deemed a waiver of such breach.

SECTION 26.4. Each provision hereof shall be deemed both a covenant and a condition and shall run with the Land.

SECTION 26.5. This Lease and all of the covenants and provisions thereof shall inure to the benefit of and be binding upon the respective legal representatives, successors and assigns of the parties hereto.

SECTION 26.6. The expressions "the term," "demised term" and "the term of this Lease" are used interchangeably herein and wherever used in this Lease shall be deemed to refer not only to the initial term but to any and all extensions and renewals thereof as well.

SECTION 26.7. As used in this Lease, the word "mortgage" shall be deemed to include a deed of trust and the word "mortgagee" shall be deemed to include the trustee or beneficiary of a deed of trust.

SECTION 26.8. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

SECTION 26.9. Any notice, demand, consent, approval, statement or request given, served, made or obtained or required

to be given, served, made or obtained hereunder shall be in writing and shall be sent by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight delivery service addressed, if to Landlord, as follows:

Continental 20 Fund Limited Partnership
Attn: Corporate Secretary
Suite 200, 825 N. Jefferson
Milwaukee, WI 53202

and to (Add Landlord's Mortgagee)

____
____
____
____

and if to Tenant, as follows:

Kohl's Department Stores, Inc.
N54 W13600 Woodale Drive
Menomonee Falls, Wisconsin 53051
Attention: William Kellogg
and
Attention: Sigrid E. Dynek

or to such other address or addresses or person or persons as either party may hereafter designate by like notice. Any such notice, demand, consent, approval, statement or request shall be deemed to have been given, served, made or obtained when deposited in a United States general or branch post office enclosed in the manner hereinabove provided.

SECTION 26.10. The term "Landlord" as used in this Lease means only the owner or owners at the time in question of the Premises, and in the event of any transfer or conveyance of title to the Premises, the seller's respective successors or assigns shall be deemed to be "Landlord" hereunder. The term "Tenant" as used in this Lease means only the owner or owners at the time in question of the Tenant's interest in this Lease, and in the event of any transfer or permitted assignment of such interest, the assignee or transferee shall be deemed to be "Tenant" hereunder, but Kohl's Department Stores, Inc. shall not be thereby released from any of its obligations hereunder except as provided in Section 15.1(b) hereof.

SECTION 26.11. In the event that Landlord or Tenant are delayed or prevented from performing any of their respective obligations during the term of this Lease because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions, casualty or reasons of a like nature not the fault of the party delayed in the performance of such obligation, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that this Section shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money.

SECTION 26.12. The undersigned officers of Tenant hereby warrant and certify to Landlord that Tenant is duly authorized to conduct business in the state in which the Premises is located. The undersigned officers of Tenant hereby further warrant and certify to Landlord that they, as such officers, are authorized and empowered to bind the Tenant to the terms of this Lease by their signatures hereto.

SECTION 26.13. The undersigned officers of Landlord hereby warrant and certify to Tenant that Landlord is duly authorized to conduct business in the state in which the Premises is located. The undersigned officers of Landlord hereby further warrant and certify to Tenant that they, as such officers, are authorized and empowered to bind the Landlord to the terms of this Lease by their signatures hereto.

SECTION 26.14. The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

SECTION 26.15. Upon any dispute between Landlord and Tenant under this Lease, the prevailing party shall be entitled

to recover from the nonprevailing party reasonable attorneys fees and costs incurred in contesting such dispute.

SECTION 26.16. The rule of construction to the effect that an instrument shall be construed against its draftsman shall not apply to this Lease and shall not negate or invalidate any provision of this Lease.

SECTION 26.17 Landlord shall be responsible for and agrees to pay any commission due Max Rasansky and/or The Polacheck Company, Inc. due in connection with this Lease. Landlord and Tenant hereby mutually represent and warrant to each other that, except for The Polacheck Company, Inc., neither of them has dealt with any other agent, broker, finder or other person in connection with this Lease in such a manner as to give rise to any valid claim for a broker's, finder's or similar fee and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against any and all liability, obligation, loss, cost and/or expense (including reasonable attorneys' fees) in connection with the claims of any such agent, broker, finder or other person which are based on the conduct, actions or agreements of Landlord or Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be signed as of the day and year first above written.

LANDLORD:

Continental 20 Fund Limited Partnership, a Wisconsin Limited Partnership, by Jefferson Properties Company, Inc., its General Partner, a Wisconsin Corporation

By: [signature], Pres

Attest: [signature]

TENANT:

Kohl's Department Stores, Inc.

By: [signature]

Attest: [signature]

STATE OF WISCONSIN)
) SS.
COUNTY OF MILWAUKEE)

The foregoing instrument was acknowledged before me this 10 day of April, 1992, by James H. Schroeder the President, and by W. Dirk Hausmann, the Secretary, of Continental 20 Fund Limited Partnership, a Wisconsin limited partnership, by Jefferson Properties Company, Inc., its general partner, a Wisconsin corporation, on behalf of said corporation.

Jane C. Baldus
Notary Public, State of Wisconsin
My Commission Expires: 7-18-93

STATE OF WISCONSIN)
) SS.
COUNTY OF WAUKESHA)

The foregoing instrument was acknowledged before me this 3rd day of April, 1992, by John F. Herma, the Executive Vice President, and by Sigrid E. Dynek, the Assistant Secretary, of Kohl's Department Stores, Inc., on behalf of said corporation.

Karen J. Hebert
Notary Public, State of Wisconsin
My Commission Expires: 1/1/95

This instrument was drafted by:

Sigrid E. Dynek
Kohl's Department Stores, Inc.
N54 W1360 Woodale Drive
Menomonee Falls, Wisconsin 53051

EXHIBIT A

Parcel 2 of certified survey map number ________ being redivision of Parcel 2 of certified survey map number _________ being a part of the NE 1/4 and the NW 1/4 of section 4, T 8 N, R 20 E, in the Village of Menomonee Falls, Waukesha County, Wisconsin.

EXHIBIT B


MENOMONEE PLAZA
national survey & engineering
SITE PLAN
SCALE: 1" = 200'
SCALE: 1' = 200'
APPLETON AVE
S.T.H. "175"
Kohl's Building
394 PARKING SPACES
Outlot
SHADY LANE
C.T.H. "Q"
COUNTY LINE ROAD
X = sign location
Signs to be located a minimum of 5 feet from rights of way and lot lines.

EXHIBIT C

LANDLORD'S WORK

The Landlord's Work shall consist of the development of the Premises as generally outlined in Part I hereof, the construction of the building shell containing the Kohl's leased premises as outlined in Part II and the finishing work generally outlined in Part III. All of Landlord's Work shall be in compliance with all laws, ordinances, regulations (including, but not limited to the Americans with Disabilities Act) of all duly constituted authorities and in accordance with the orders, rules, codes and regulations of the National Building Fire Underwriters or any other body now or hereafter constituted performing similar functions.

PART I PREMISES AND SITE IMPROVEMENTS

The development of the Building improvements and Site Improvements as depicted on the EXHIBIT B site plan to this Lease, which shall include but not be limited to:

a. Construction of a retail building containing approximately 75,086 square feet of Floor Area in the approximate locations shown on EXHIBIT B, together with the parking area shown on EXHIBIT B.

b. Construction of a paved surface parking area containing at least 5.0 parking spaces per 1,000 square feet of GLA as shown on EXHIBIT B, together with all access drives, curbs, walkways and related improvements. All paving shall have a useful life of a minimum of ten (10) years.

c. All landscaping, exterior lighting, traffic control signage and related Common Area facilities typically provided in first-class retail shopping center developments in the Milwaukee metropolitan area.

PART II KOHL'S OUTLINE SPECIFICATIONS FOR SHELL AND CORE

Construction of a 75,086 square foot building shell and core containing a Kohl's Department Store generally in accordance with the interior criteria drawings and specifications to be submitted by Kohl's to Landlord pursuant to Section 4.1(b) of the Lease, which work includes, but is not limited to:

a. Complete building shell in accordance with plans and specifications for the building.

b. Footings - Cast in place, reinforced concrete strip footings and column pads, or as recommended by final soils report.

c. Foundation Walls - 12" concrete masonry units or reinforced concrete with a 2" rigid polystyrene insulation, minimum of 2 pound density. Footings are a minimum of 42" below finish grade or as recommended by final soils reports.

d. Exterior Walls - To be concrete block or may be a combination of other building materials as deemed appropriate by the local municipality and approved by Tenant.

e. Exterior Concrete - Cast in place, 4" concrete walks and B612 curb and gutter.

f. Interior Concrete - 4" concrete slab with strength of 2,500 pounds per square foot with vapor barrier under slab (0.006 in. thick polyethylene sheet) with 6"x6" wire.

g. Structural Steel - Must allow clearance for installation of stock shelving as per Sheet SS-1.

h. Ceiling Height - See Sheet RC-1.

i. Miscellaneous Metals - Steel stairs from the main level to the mezzanine plus ships ladder to the roof access and required pipe guards.

j. Rough Carpentry - Roof and door bucks, blocking, and miscellaneous framing lumber, treated where required.

k. Roofing - Single-ply bondable EPDM membrane roofing which conforms to Factory Mutual Specifications with a useful life of a minimum of fifteen (15) years which upon completion will be wind and water tight.

l. Exterior Doors - Exterior personnel doors are insulated hollow metal doors and frames. Included are two (2) 8x8 insulated metal overhead doors and a door the size of the compactor hatch to accommodate same.

m. Fire Proofing - All structural steel will be fire-proofed if required by local codes.

n. Caulking and Sealants - Caulking and sealants will be completed as required.

o. Painting - Painting/finishing of all exterior surfaces including but not limited to doors and miscellaneous metal complete.

p. Interior Plumbing - Insulated water service and non-insulated sanitary sewer complete at a pre-designated location. Interior insulated roof drain system connected to storm sewer system.

q. Automatic Fire Protection - System to conform to Factory Mutual Specifications, U.L. approved, and flow valves for Tenant alarm system.

r. Electrical - One (1) exterior pad mounted transformer with capacity to serve Kohl's electrical requirements located in Kohl's space at a pre-designated location. Included is power and control wiring with panels located in Kohl's space. Service to Kohl's premises to be separately metered.

s. Warranties - Unless specified to the contrary in the Lease, this EXHIBIT C or in the detailed plans and specifications approved by Tenant, the following warranties shall be provided to Tenant from applicable contractors:

- A one-year warranty against any defects in work or materials from the general contractor.

- A warranty on the HVAC systems servicing the building in the form attached hereto as EXHIBIT C-1.

- A fifteen (15) year warranty on the roof in the form attached hereto as EXHIBIT C-2.

- A warranty on the paving of drives, parking lot and other asphalt-surfaced common areas in the form attached hereto as EXHIBIT C-3.

  All warranties shall run from the Commencement Date of the Lease.

PART III KOHL'S OUTLINE SPECIFICATIONS FOR TENANT IMPROVEMENTS BY LANDLORD

Construction of leasehold improvements and finishing work for Kohl's Department Store in accordance with the preliminary plans previously submitted to Landlord by Kohl's and identified in Part II above, including but not limited to:

a. General Conditions - Complete supervision, clean up, trucking, dumpsters, tools, equipment, temporary electric, telephone, and toilet facilities, etc.

b. Roofing in of HVAC roof top units plus roof pavers for foot traffic from roof hatch to HVAC units.

c. Caulking and sealants for bathrooms, brick control joints, and metal panels.

d. Hollow metal frames and hollow metal or solid core wood doors, whichever is more cost effective. Finish hardware included.

e. Entrance and Storefronts - Included are two (2) store front entries and vestibules with non-insulated doors and thermo break aluminum frames, plus insulated glass as per tenants/manufacturers shop drawings.

f. Floor Covering - Landlord will provide Tenant with an allowance of $0.75 per square foot of gross building area for Tenant's purchase of carpeting. Landlord will provide all other floor covering material including VTC, feature strips and reducer strips at Landlord's cost. All costs of installation, including labor and installation materials necessary to install all floor coverings, including carpet, will be provided by Landlord at Landlord's sole cost.

g. Steel stud gypsum wall board - Finish sanded, including the recessed Garcy #A1301 or equal to be approved by Tenant.

h. Ceramic tile in bathroom floor areas and on wet wall areas at urinals and toilets as a minimum or greater if required by codes.

i. Acoustical Treatment - Includes 2' x 4' x 5/8" mineral fissured tile set in a suspended grid system as specified in Sheet RC-1. (Not required in store room area.)

j. Interior Finishes - Painting and wall covering to be provided as per Tenant's drawings EL-1 through EL-6.

k. Entrance mat (pedimat/grid) at main entrance vestibules only. VCT at exits.

l. Bath accessories shall be furnished by the Tenant and installed by the Landlord in accordance with Kohl's criteria drawing Sheet PP1/PP2. Toilet partitions and handicap grab bars shall be furnished and installed by the Landlord.

m. Interior identification signs as required by health and safety codes.

n. Fire extinguishers to be furnished and installed by Tenant.

o. Dock Equipment - includes dock bumpers (2 pair) and two (2) sets of dock seals.

p. Interior Plumbing - Furnish and install plumbing and fixtures as outlined in the drawings as per owner's architect's interpretation of code. Fixtures to have flush valves - faucets to be measured.

q. Automatic Fire Protection - Included are finish sprinkler heads designed to meet Factory Mutual requirements and the state and/or local governmental requirements.

r. HVAC - Included is the following "design build" criteria:

- System to be designed with full distribution of supply air and direct ducted return air to roof top units (RTUs).
- RTUs are to be controlled with day/night setback programmable electronic thermostats for each unit.
- RTUs shall have a 5-year compressor warranty.
- System shall be air balanced upon completion.
- Economizer shall be supplied over 5 ton capacity or where internal heat gains dictate cooling requirements during winter conditions.
- RTUs shall have phase loss protection.
- Selection of HVAC equipment should be based upon maintaining 75 degrees, dry bulb/50% relative humidity indoor cooling and 70 degrees, dry bulb indoor heating conditions unless local or state code requirements dictate otherwise.
- Exhaust fan in employee lounge and rest room facilities, or as per code.
- Heat only provided in storage areas with unit heaters.
- Ceiling fans in mezzanine (double level) stock areas. One fan for every 1,000 square feet of mezzanine stock area.
- HVAC equipment shall be manufactured by a manufacturer approved in writing by Tenant which may include but shall not be limited to the following manufacturers:

  CARRIER
  TRANE
  LENNOX

  The HVAC specifications and design must be approved in writing by Tenant's store planning department prior to commencement of construction, pursuant to Article IV Section 4.1.

s. Electrical - Included are the electrical requirements as noted on the drawings per plans and specs (PS-1 and RC-1) substantially, but not exclusively on these sheets. Electrical to include furnishing and installation of all general and specialty lighting fixtures, utility outlets, distribution panels, lighting contactors, controls, and etc.

t. Fire Alarm Detection - Included for the automatic fire protection system required by the state and/or local governmental authorities.

u. Installation of conduit for telephone system.

v. Installation of conduit for security and POS systems.

PART IV TENANT RESPONSIBILITIES

The following is a list of items that are not included in the Landlord's Work and shall be furnished by Tenant:

a. Stock room shelving.

b. Wiring for the telephone system. Conduit for distribution of wire by Landlord.

c. Wiring for security system. Conduit for distribution of wire by Landlord.

d. Installing trade fixtures and inventory.

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this ____ day of ________, 19__, between ____ ("Mortgagee") and Kohl's Department Stores, Inc. ("Tenant").

RECITALS:

A. Tenant has entered into a lease ("Lease") dated __________, 19__ for premises ("Premises") located in ____________________, all as more particularly described in the Lease.

B. Mortgagee is the holder of a Mortgage and Security Agreement ("First Mortgage"), between ________________________________ ("Landlord") and Mortgagee, dated ___________, 19__ and recorded with the Register of Deeds for ______________ County, _________ as Document No. _____________ encumbering certain property more particularly described in Exhibit A annexed hereto ("Property") and a specific Assignment of Leases and Rents dated ______________, 19__ and recorded with the Register of Deeds for ___________ County, _________ as Document No. _______ ("Assignment") assigning the Lease. Both the Mortgage and the Assignment secure a loan or loans from Mortgagee to Landlord.

C. Each party hereto has requested the other party to enter into this Agreement.

AGREEMENTS:

NOW, THEREFORE, in consideration of the above Recitals and the agreements of the parties set forth below, and for One Dollar ($1.00) and other good and valuable consideration, the parties hereto agree as follows:

1. The Lease and each and every term and condition thereof, and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, all advances made or to be made thereunder, and to any renewals, modifications, supplements, replacements, consolidations, increases and extensions thereof.

2. Mortgagee agrees that in the event of foreclosure of the Mortgage, or other enforcement of the terms and conditions of the Mortgage or the exercise by Mortgagee of its rights under the Assignment, or in the event Mortgagee comes into possession or acquires title to the Premises as a result of foreclosure or the threat thereof, or as a result of any other means, such action shall not result in either a termination of the Lease or a diminution or impairment of any of the rights granted to Tenant in the Lease or in an increase in any of Tenant's obligations under the Lease, including but not limited to provisions in the Lease dealing with condemnation, fire and other casualties, so long as Tenant is not in default in the payment of any monetary obligation or in default under any material non-monetary term or condition of the Lease and continues to observe and perform all of Tenant's obligations under the Lease.

3. Tenant agrees with Mortgagee that if the interest of Landlord in the Premises shall be transferred to Mortgagee by reason of foreclosure or other proceedings, or by any other man-

ner, or in the event of a foreclosure sale of the Premises to any other person, firm, or corporation, then in any of said events, Tenant shall be bound to Mortgagee or such purchaser, grantee or other successor to Landlord's interest ("Successor Landlord") under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Successor Landlord were the landlord under the Lease. Tenant does hereby agree to attorn to the Successor Landlord.

4. Tenant agrees that a Successor Landlord shall not be:

(a) personally liable for any act or omission of any prior landlord under the Lease;

(b) bound by any base rent or additional rent which Tenant may have paid for more than the current or next succeeding month to any prior landlord; or

(c) obligated to perform any work in the Premises or any part thereof, other than such work which is required to be performed by Landlord under the Lease.

5. Tenant will notify Mortgagee of any default of Landlord under the Lease which Tenant believes would entitle it to cancel the Lease or abate the base rent or additional rent payable thereunder, and agrees that no notice of cancellation thereof nor any such rent abatement shall be effective against Mortgagee unless Mortgagee has received the notice aforesaid and has failed to cure the default within the longer of thirty (30) days after such notice or such period of time following such notice as Landlord has to cure the default which gives rise to such alleged right of cancellation or abatement ("Mortgagee Cure Period"). All such notices shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, certified or registered, postage prepaid, addressed as follows:

6. Tenant hereby acknowledges receipt of notice of the Assignment and agrees to be bound by the terms thereof and agrees that it will, upon Mortgagee's demand therefor, thereafter pay directly to Mortgagee all amounts thereafter payable by Tenant to the Landlord under the Lease.

7. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term "Tenant" shall include the Tenant, its successors and assigns as permitted under the Lease; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word "Mortgagee" shall include the Mortgagee specifically named herein and any of its successors and assigns, including any Successor Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the month, day and year first above written.

MORTGAGEE:

____

By: ____________________________

ATTEST: _________________________

TENANT:

Kohl's Department Stores, Inc.

By: ____________________________

ATTEST: _________________________

STATE OF ___________)
) SS
COUNTY OF __________)

Personally came before me this ____ day of _________, 19__, the above-named __________________ and _______________, to me known to be the __________________ and _________________ of ___________________________________, to me known to be the persons who executed the foregoing instrument and acknowledged the same.

____
Notary Public,

My Commission: ___________________

STATE OF ___________)
) SS
COUNTY OF __________)

Personally came before me this ____ day of _________, 19__, the above-named ________________ and _______________, to me known to be the ____________________ and __________________ of Kohl's Department Stores, Inc., to me known to be the persons who executed the foregoing instrument and acknowledged the same.

____
Notary Public, State of ___________

My Commission: ___________________

This instrument was drafted by

Sigrid E. Dynek
Kohl's Department Stores, Inc.
N54 W13600 Woodale Drive
Menomonee Falls, Wisconsin 53051

EXHIBIT

F

119k/03-31-92

DECLARATION OF EASEMENTS AND RESTRICTIONS
FOR
APPLETON-Q COMMERCIAL CENTER

This Declaration is made this _______ day of April, 1992 by Federated Bank, S.S.B. (hereinafter called "Federated").

RECITATIONS

WHEREAS, Federated owns all those lands located in the Village of Menomonee Falls, Waukesha County, Wisconsin, described on Exhibit A attached hereto (the "Center");

WHEREAS, upon approval of the final certified survey maps, the Center will consist of three developable parcels, an outlot and certain public and/or private roadways as depicted on Exhibit B attached hereto; and

WHEREAS, Federated desires to subject the parcels within the Center, as well as all other portions of the Center, as it may be expanded from time to time (except dedicated streets and utilities), to the conditions, restrictions, covenants, reservations and easements hereinafter set forth, for the benefit of the Center as a whole and for the benefit of each Owner of property in the Center,

DECLARATION

NOW, THEREFORE, Federated hereby declares that all the real estate described as the "Center" on the attached Exhibit A and all portions thereof (except for dedicated streets and utilities) shall be used, held, leased, transferred, sold, and conveyed subject to the conditions, restrictions, covenants, reservations and easements hereinafter set forth, which shall inure to the benefit of and shall pass with each Parcel as covenants running with the land and shall apply to and bind all successors in interest, users and owners.

ARTICLE 1
DEFINITIONS AND PURPOSE

1.01 DEFINITIONS

a) "Center" shall mean the lands described on the attached Exhibit A.

b) "Center Expense" shall mean any expense which is to be apportioned among the Owners of all Parcels under Section 8.01 of this Declaration.

c) "Common Area" shall mean any Outlot, all Roadway Easement Areas, and such dedicated streets or other dedicated areas for which the Village has not assumed responsibility for maintenance.

EXHIBIT

F

d) "Development Period" shall mean the time between the date this Declaration is recorded and earlier of (i) the date on which Federated has conveyed legal title to all Parcels platted or to be platted in the Center to persons other than a successor-Developer and a Main Building has been substantially completed on each Parcel, or (ii) the date on which Federated records a memorandum in the Register's Office relinquishing Federated's approval rights under this Declaration, other than by assignment of such rights to a successor-Developer.

e) "Federated" shall mean Federated Bank, S.S.B., a Wisconsin corporation, as well as any successor corporation and/or successor-Developer.

f) "Financial Institution" shall mean any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company, investment company, brokerage house, underwriter or any type of insurance company.

g) "Main Building" shall mean the single primary structure built or to be built on any Parcel.

h) "Notice" shall mean a written notice signed by the issuer, addressed to an Owner at such Owner's Parcel, or at any other address which such Owner has designated in a writing recorded in the Register's Office specifically referring to this Declaration, which notice shall be deemed effective upon personal delivery or on the third day after mailing. "Notice" may also include an additional such notice to a mortgagee of any Parcel.

i) "Outlot 1" shall mean the land so designated in Exhibit A to this Declaration. Outlot 1 is not a Parcel as defined herein.

j) "Owner" shall mean the holder(s) of a legal or equitable ownership interest in fee simple record title to a Parcel, regardless of the type of tenancy or estate, and shall include land contract vendees and vendors but shall not include the holder of any leasehold interest or any mortgage or consensual lien prior to acquisition of legal or equitable title.

k) "Owner Expense" shall mean any and all expenses of complying with this Declaration except the Center Expenses.

l) "Parcel" shall mean any of the platted parcels within the Center designated as Parcel 1, Parcel 2 or Parcel 3 in Exhibit A.

m) "Parcel Share" shall means:

for Parcel 1:	40%
for Parcel 2:	50%
for Parcel 3:	10%

subject to the provisions of Article 10 below.

n) "Property" shall include a Parcel and all improvements thereon.

o) "Register's Office" shall mean the Office of the Register of Deeds of Waukesha County, Wisconsin.

p) "Roadway Easement Area" shall mean the easement areas depicted in Exhibit B including: (i) an area located on Parcels 2 and 3 and legally described as the "Northwest drive" in Exhibit A; (ii) an area seventeen feet to either side of the boundary between Parcels 1 and 2; and (iii) Shady Lane, unless and until dedicated to the Village.

q) "Shady Lane" shall mean the real property so designated in Exhibit A to this Agreement, being the entire area subject to eventual dedication to the Village of Menomonee Falls for street purposes, regardless of the eventual location of any paved area. Shady Lane is not a Parcel as defined herein.

r) "Structure" and "improvement" shall be synonymous and shall both mean and include any and all of the following, regardless of whether temporary or permanent in character or intended use: building, outbuilding, shed, booth, garage or above ground storage facility; tent; exterior lighting or electric fixture, antenna, tower or pole; fence, retaining or other wall; plantings; parking lot, driveway, sidewalk or walkway; berms and swales; and any other type of equipment or facility for any decorative or functional purpose of any kind (including, without limitation, additions or alterations to or deletions from any of the foregoing) not located and ensealed entirely below ground level, unless located entirely within the exterior perimeter walls of the Main Building constructed on the Parcel. Use of the phrase "structure or improvement" or any other use of such words shall not imply different meanings for such terms.

s) "Successor-Developer" shall mean any person, firm or entity which expressly assumes in writing all then remaining obligations of Federated to the Village under certain Development Agreements recorded in the Register's Office as Document No. _________ (as may be amended) relating to development of the Center or portions thereof.

t) "Village" shall mean the Village of Menomonee Falls, a municipal corporation.

1.02 GENERAL PURPOSE

The general purpose of this Declaration is: to help assure that the Center will become and remain an attractive commercial and business center; to preserve and maintain high aesthetic standards for all improvements, as well as the natural beauty of certain open spaces within the Center; to obtain a harmonious and aesthetically pleasing blend of materials, structures, color schemes and landscaping; to help assure the best use and most appropriate development and improvement of each Parcel; to protect owners of Parcels against uses of surrounding Parcels which may detract from the value or enjoyment of their Property; to ensure development of the Center consistent with high aesthetic standards and the purposes for which each such Parcel is platted; to secure and maintain a proper spatial relationship of buildings, signs, landscaping and other improvements; and to otherwise secure mutual enjoyment of benefits for Owners and occupants of property within the Center.

ARTICLE 2
<u>RESTRICTIONS: USE</u>

2.01 <u>USE: GENERAL RESTRICTION</u>

a) Each Parcel shall be used solely for commercial or business purposes as provided in this Declaration.

b) Each Parcel shall be maintained by the Owner so as to be neat in appearance when viewed from any street or other Parcel.

c) No Parcel shall be used in whole or in part for conducting any unlawful activity or for any unlawful purpose. No noxious odors or loud noises shall be permitted to escape from any building or Parcel nor shall any activity be permitted or engaged in which constitutes a public or private nuisance.

d) So long as any Financial Institution owns, or is operated on, Parcel 1 or any substitute Parcel within the Center designated by Federated by written instrument recorded in the Register's Office, no Financial Institution shall be operated on any other Parcel.

e) Notwithstanding subsection d) above, automated teller machines may be installed and serviced on any Parcel provided the contract(s) under which such machines are to be installed and serviced shall first have been offered to the Financial Institution which owns, and/or is operated on, Parcel 1, (or any substitute Parcel as provided in subparagraph d above).

f) Each Owner shall comply with all laws, rules, regulations and requirements of all public authorities with respect to its own Parcel. Each Owner shall indemnify, defend and hold the other Owners harmless against all claims, demands, loss, damage, liabilities and expenses and all suits, actions and judgments (including, but not limited to, costs and reasonable attorneys' fees) arising out of, or in any way related to, such a failure to maintain its property in a safe condition. Any claimant shall give the other party prompt and timely notice of any claim made or suit or action commenced which could in any way result in indemnification hereunder.

2.02 <u>USE: SPECIFIC RESTRICTIONS</u>

No Parcel shall be used, in whole or in part, for any of the following purposes:

a) Warehouse, except as accessory to any permitted use, or any assembling, manufacturing, distilling, refining, smelting, or mining operation;

b) "Second-hand" store whose principal business is selling used merchandise, thrift shops, salvation army type stores, "goodwill" type stores, and similar businesses;

c) Mobile home park, trailer court, labor camp, junk yard, or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during any periods of construction, reconstruction or maintenance, or the use of a temporary banking facility by Federated);

d) Dumping, disposing, incinerating, or reducing of garbage (exclusive of dumpsters for the temporary storage of garbage and any garbage compactors, in each case which are visually screened and regularly emptied so as to minimize offensive odors);

e) Bankruptcy or fire sales, except as directed by order of a court of bankruptcy or other court of competent jurisdiction and except for any bona fide fire or "going out of business" sale after which the occupant of space on the Premises ceases to be open to the public for business;

f) Central laundry, dry cleaning plant, or laundromat; provided, however, this restriction shall not apply to any dry cleaning facility providing on-site service (with off-site processing) oriented to pickup and delivery by the ultimate consumer, including nominal supporting facilities;

g) Selling or leasing automobiles, trucks, trailers, or recreational vehicles;

h) Any bowling alley, skating rink or bar (unless part of a sit down restaurant), dance hall, discotheque, night club, amusement gallery, gymnasium or video game room;

i) Veterinary hospital or animal raising or boarding facilities (except that this restriction shall not be deemed to preclude the operation of pet shops);

j) Funeral home or mortuary;

k) Selling, renting or exhibiting pornographic material;

l) Flea market;

m) Car wash;

n) Operation whose principal use is a massage parlor; provided this shall not prohibit massages in connection with a beauty salon or health club or athletic facility;

o) Living quarters, sleeping apartments or lodging rooms;

p) Tattoo parlor;

q) Church, school, or related religious or educational facility;

r) Automotive service and repair; or

s) Outdoor tent sales, carnivals and the like, except that the sidewalks adjacent to retail space located on adjoining premises may be used for the sale or display of merchandise.

2.03 USE AND MAINTENANCE OF COMMON AREAS

a) All Common Areas shall be used only as specifically designated in this Declaration for the common benefit of the Center and not for business, storage, recreational or other activities by any Owner.

b) Except as otherwise permitted or required in this Declaration, no Owner shall erect any structure or improvement in the Common Areas.

2.04 STORAGE

a) No overnight outdoor storage of vehicles, construction materials or equipment shall be permitted on any Parcel, other than during periods of actual construction and then only for so long as may be necessary, and except that vehicles or trailers may be temporarily parked on a Parcel in any area adjacent to a loading dock or platform, which area is screened from view from outside the Parcel.

b) No building or construction materials shall be stored on any Parcel outside of the Main Building, other than during periods of actual construction or remodeling and then only for so long as may be necessary. During the Development Period, excess excavated material shall not be stored on any Parcel during or after construction without the prior approval of Federated, unless required for building pad compaction, backfilling, finish grading, or landscaping.

2.05 UTILITY AND RELATED INSTALLATIONS

a) Each Main Building shall be connected with the Village or other common sewer system and no septic tank or other individual sewerage system shall be used or permitted.

b) All utility lines and wiring for gas, electric, telephone, and cable television service to a Main Building or other improvement shall be installed underground, unless otherwise permitted by Federated prior to installation during the Development Period.

c) During the Development Period, no roof-top, tower-mounted or other external antenna or satellite dish for television or radio reception or for other electronic transmission or reception shall be erected or used without the prior written approval of Federated, which consent shall not be unreasonably withheld or delayed.

2.06 LANDSCAPING AND DRAINAGE

a) All landscaping on each Parcel shall be completed within 12 months following the issuance of the occupancy permit for the Main Building on such Parcel.

b) To avoid a substantial increase in surface water drainage onto adjoining Parcels, the landscaping plan shall provide for adequate drainage of storm and surface water toward adjoining streets and away from adjoining Parcels if natural drainage on the Parcel is to be or has been altered by grading or landscaping by the Owner.

c) During the Development Period, no fence, wall, hedge, or screen planting shall be installed unless in accordance with landscaping or other plans approved in advance by Federated under Section 3.01.

ARTICLE 3
RESTRICTIONS: BUILDINGS AND OTHER IMPROVEMENTS

3.01 APPROVAL OF IMPROVEMENTS

a) No Main Building or other structure or improvement of any kind shall be installed, erected, constructed or placed on any Parcel (or altered or changed with respect to layout, location or exterior design, appearance, color or material composition) without: (1) prior submission of detailed proposed plans to Federated appropriate for its review and approval; and (2) issuance of prior written approval of proposed plans by Federated. Plans, to be considered appropriate for review, must include the following (unless Federated advises an Owner in writing to the contrary): construction drawings, plans and specifications (prepared by a qualified architect if the improvement involves construction of or addition or change to a Main Building) showing dimensions, composition and color of exterior materials, together with samples of paint and/or brick colors, and hardware, if any; a plot plan showing the location of the improvement with respect to set-backs from lot lines and other buildings and improvements, finished grade elevations, topography, drives, existing plantings and other data pertinent to such review by Federated as it may reasonably request; and a landscape plan prepared by a landscape architect. Federated shall consider the following factors and may deny or withhold approval of any proposed improvement if, in its sole judgment, any one or more of the general purposes specified in Section 1.02 will not be satisfied including, without limitation, the following considerations: material composition and quality; exterior design, appearance and color; coordination with other existing or contemplated improvements; location and with respect to topography, existing surroundings, set-backs, and finished grade elevations; access, drainage and plantings; parking capacity and layout; number of signs and sign size, height, appearance, and locations; and general aesthetics. ANY OWNER WHO CAUSES OR ALLOWS ANY IMPROVEMENTS TO BE CONSTRUCTED, INSTALLED, PLACED OR ALTERED ON THE PARCEL WITHOUT PRIOR WRITTEN APPROVAL OF FEDERATED MAY BE REQUIRED TO REMOVE SUCH IMPROVEMENT IN ITS ENTIRETY AT THE OWNER'S EXPENSE. Without intending to limit the generality of the foregoing, it is intended that the exterior color of any portion of a Main Building or other improvement may not be changed in any significant respect without the prior written approval of Federated. Federated's approval shall not be unreasonably withheld or delayed.

Anything in this Section to the contrary notwithstanding, so long as Kohl's Department Stores, Inc. or its successor or assigns as tenant occupies Parcel 2, Kohl's may, at its option, at its own cost and expense, at any time and from time to time, make such alterations, changes and replacements to the exterior of the Main Building on Parcel 2 as Kohl's desires, without obtaining Federated's prior written approval (and Federated hereby consents to such alterations), provided such alterations, changes or replacements are in general architectural and aesthetic harmony with other buildings located on Parcels 1 and 3 and provided further such alterations, changes or replacements do not constitute an expansion of the exterior size of said Building. Any such expansion shall require Federated's approval as required in this Section.

b) In the event Federated fails to approve or reject the proposed plans in writing within 30 days following delivery to Federated of such plans, the proposed plans shall be deemed approved by Federated, as submitted.

c) Any approval or permission of Federated under this Section, to be binding or effective, must be in writing and signed by an officer of Federated. No oral statements, representations or approvals of Federated or any of its employees or agents shall be binding on Federated under any circumstances, regardless of any reliance thereon by any Owner.

d) Within 90 days following construction or installation of any Main Building, the Owner shall furnish an as-built certified survey showing the location of the Main Building, if requested by Federated.

e) This Section 3.01 shall remain in effect only for the duration of the Development Period.

3.02 BUILDING HEIGHT

a) No Main Building on Parcel 5 shall exceed 18 feet in height (including appurtenances) from the topographic ground level shown on Exhibit B as 854 feet.

ARTICLE 4
EASEMENT: ROADWAYS

4.01 GRANT OF EASEMENT

Federated hereby grants and conveys to each Owner a perpetual, nonexclusive easement for vehicular and pedestrian ingress and egress over, upon and across the paved driveways, roadways and walkways, and for installation and repair of street lighting, as said structures may exist from time to time within the Roadway Easement Area on each other Parcel and other areas of the Center, for the benefit of such grantee's Parcel and all present and future owners thereof, and their respective tenants, occupants, agents, employees, customers and invitees.

4.02 MAINTENANCE

The Owner of Parcel 2 shall be responsible for maintaining and repairing the Roadway Easement Areas. Such responsibility shall include, but is not limited to, cleaning, clearing, patching, repaving, and restriping or replacing pavement whenever necessary, keeping the same properly drained and free of snow, ice, water and rubbish and in neat, clean, orderly and sanitary condition, so as to maintain the Roadway Easement Areas in an attractive condition consistent with the original design of the Roadway Easement Areas; and keeping the street lighting in proper working order and repair. The costs of such maintenance and repair shall be Center Expenses under Section 8.01 below.

4.03 RIGHT OF ENTRY

In the event an Owner is unable or unwilling to maintain or repair the Roadway Easement Area or street lighting as required by this Declaration, each

other Owner shall have the right to enter upon said Owner's Parcel to correct, repair, maintain and restore the Roadway Easement Area or street lighting. An irrevocable right and easement is hereby granted for the benefit of each Owner to enter onto Parcels as necessary to maintain and make repairs to the Roadway Easement Area or street lighting. Entry upon such Parcel and allocation of the costs of such maintenance and repairs shall be governed by the provisions of Article 9 below.

4.04 EXPIRATION

Notwithstanding the provisions of Section 10.05 below, the obligations of Owners relating to Shady Lane under Sections 4.01 through 4.03 above shall cease to accrue upon the conveyance of Shady Lane to any governmental unit or public body and the assumption of responsibility for maintenance of Shady Lane by such entity.

ARTICLE 5
LANDSCAPING

5.01 LANDSCAPE STANDARDS

a) All sidewalks and retaining walls shall be maintained in substantially their original condition.

b) Grass and other vegetation shall be neatly trimmed and attractively maintained in all areas of each Parcel.

c) Plowed snow may be deposited as necessary along any Parcel's property line, but shall not interfere with the Roadway Easement Areas.

5.02 APPROVAL

All initial landscaping on any Parcel, as well as any substantial changes thereto, shall be subject to the provisions of Section 3.01 above.

5.03 MAINTENANCE

Each Owner shall be responsible for maintaining and repairing its own landscaping. Such responsibility shall include, but is not limited to, the seeding, watering and mowing of all lawns, the pruning, cutting and replacement of all trees and shrubbery and the maintenance of all retaining walls and sidewalks, so as to maintain the landscaping in an attractive condition consistent with its approved design.

ARTICLE 6
EASEMENT: SIGNS

6.01 SIGN BENEFITING PARCEL 1

The Owner of Parcel 1 shall be entitled to erect and maintain a pylon sign at the location indicated as "Federated sign" on Exhibit B. The Owner of Parcel 1 is hereby granted a nonexclusive easement over the necessary portions of the Center to maintain such sign.

6.02 MAINTENANCE

The sign referred to in this Article 6 shall be installed and maintained at the sole expense of the Owner of Parcel 1.

ARTICLE 7
OUTLOT OBLIGATIONS

7.01 OWNERSHIP

Upon conveyance of any Parcel by Federated to an Owner, Federated shall also convey to such Owner an undivided partial fee interest in Outlot 1 in the proportion of that Parcel's Parcel Share.

7.02 EXPENSES

All expenses including, but not limited to, maintenance, real estate taxes, insurance, and special assessments relating to Outlot 1 shall be allocated among all Owners as a Center Expense.

7.03 EXPIRATION

Notwithstanding the provisions of Section 10.05 below, the obligations of Owners under this Article 7 shall cease to accrue upon the conveyance of Outlot 1 by all Owners to any governmental unit or public body and the assumption of responsibility for maintenance of Outlot 1 by such entity.

ARTICLE 8
EXPENSES

8.01 CENTER EXPENSES

The reasonable expenses of maintaining and repairing the Common Areas as required by this Declaration shall be Center Expenses. The Center Expenses shall be partially reimbursed to the Owner who has conducted such maintenance or repair by the other Owners according to their respective Parcel Shares within 30 days after receipt of an itemized Notice evidencing all labor and materials provided, including legible copies of all invoices therefor. In the event said expense exceeds $5,000.00, said invoices shall be accompanied by all appropriate lien waivers from outside contractors.

8.02 OWNER EXPENSES

Each affected Owner shall pay all real estate taxes and assessments for any of the Roadway Easement Area situated on such Owner's Parcel, subject only to the right to defer payment in a manner provided by law and/or in connection with a bona fide contest of such tax or assessments, so long as the rights of the other Owners shall not be jeopardized by the deferring of payment. Notwithstanding anything to the contrary contained herein, if any damage is caused to any Roadway Easement Area or structure thereon located solely by the

acts of one Owner or his/her tenants, customers, employees, invitees, agents or contractors, the Owner repairing such damage shall have the right to full reimbursement from that responsible Owner.

ARTICLE 9
POWERS AND REMEDIES

9.01 INJUNCTION

a) The restrictions listed in Articles 2 and 3 above, in addition to any zoning, municipal or other land use regulations, shall be enforceable by injunction, despite any permit for or approval of any improvement by any governmental authority.

b) No Owner shall do or allow anything to interfere with the easement set forth in Article 4 above for the purpose for which it is intended, and no Owner shall erect or allow any curbs, fences or other barriers which would prevent or obstruct the passage of vehicular and pedestrian traffic between Parcels, except as and when specifically required by law. It is expressly declared that the foregoing restriction shall be enforceable by injunction without any preliminary Notice procedure.

9.02 MONETARY DEFAULTS

In the event any Owner shall default in any payment due under this Declaration, any aggrieved Owner(s) may give Notice to the defaulting Owner, and failure on the part of the defaulting Owner to cure such default within 10 days after such Notice shall be actionable in a court of law, and/or shall be subject to filing of a statement of lien under Section 9.05 below, at the aggrieved Owner's option.

9.03 NONMONETARY DEFAULTS

a) In the event any Owner shall be in default under this Declaration except as provided in Section 9.02 above, any aggrieved Owner(s) may give Notice to the defaulting Owner, and failure on the part of the defaulting Owner to cure such default within 30 days after such Notice shall be actionable in a court of law, and/or shall be subject to filing of a statement of lien under Section 9.05 below, at the aggrieved Owner's option. If such default is of such a character as to require more than 30 days to cure, the obligated Owner shall begin immediately and thereafter continue diligently to cure such default.

b) In addition to any other remedy, after expiration of the cure period under subsection a) above, the aggrieved Owner(s) shall have the right to enter such portions of Parcel 3 or Outlot 1 as necessary or practical to remedy such default, provided that no right is granted to enter a Main Building during other than regular business hours. The costs of remedying such default shall be either: (i) Owner Expenses immediately subject to collection and lien against the defaulting Owner and Parcel; or (ii) Center Expenses if so defined herein, except that the additional expense of enforcing this Declaration against the defaulting Owner, including attorney's fees, shall be Owner Expenses immediately subject to collection and lien against the defaulting Owner and Parcel.

c) Upon accepting from any grantor a conveyance of any Parcel or portion thereof, each Owner shall thereby constitute and appoint each other Owner who acquires the right to enter under subsection b) above the true and lawful attorney of the defaulting Owner and in the name, place and stead of the defaulting Owner, which appointment is coupled with an interest, to remedy and/or contract for remedying said nonmonetary default, and shall thereby ratify and confirm all whatsoever that its said attorney shall do or cause to be done by virtue of the powers granted thereby. Such appointment shall be irrevocable and continuing.

d) Each Owner shall be entitled, in addition to the remedies stated above, to all other remedies in law and equity.

9.04 NO WAIVER

Failure to give notice of any default shall not be deemed a waiver thereof nor a consent to the continuation thereof.

9.05 LIEN

a) All amounts payable by an Owner to any other Owner(s) under this Declaration, until paid, together with interest and actual costs and attorney's fees of collection, constitute a lien on such Owner's Parcel if a statement of lien substantially in the form attached as Exhibit C is filed within six months after expiration of the cure period set out in Section 9.02 or 9.03 above. The lien is effective at the end of such cure period regardless of when within the six-month period the statement is filed, and may be enforced by foreclosure action brought within 3 years after filing of the statement of lien.

b) On full payment of all amounts secured by the lien, the affected Owner shall be entitled to a filable satisfaction of the lien.

c) A grantee of any Parcel is entitled to a statement from the Owner of each Parcel setting forth the amount of all unpaid obligations lienable hereunder, and the grantee is not liable for any unpaid obligation of the grantor in excess of the total amounts set forth in such statements. If any Owner does not provide such a statement within 25 days after receipt of the grantee's Notice requesting same, such Owner is barred from claiming against the grantee under any lien which was not filed as provided above prior to the grantee's Notice.

9.06 ADDITIONAL POWERS

Without limitation, each Owner shall have the following powers in addition to any others which may be necessary or incidental to performance of any duties or powers of such Owner specified in this Declaration:

a) to levy and enforce payment of Center Expenses and other remedies under this Article 9 on the Parcels and against Owners;

b) to enforce this Declaration;

c) to purchase, sell and convey Parcels (including the improvements thereon) incident to foreclosure of a lien for any remedies under this Article 9; and

d) to commence, prosecute, defend or be a party to any suit, hearing or proceeding (whether administrative, legislative or judicial) involving the enforcement of this Declaration.

ARTICLE 10
MISCELLANEOUS

10.01 SEVERABILITY

The invalidity or unenforceability of any term, condition or provision of this Declaration shall in no way affect the validity or enforceability of any other term, condition, or provision of this Declaration, all of which shall remain in full force and effect.

10.02 COVENANTS RUN WITH LAND

All terms, conditions and provisions of this Declaration (and as may be amended) shall constitute covenants running with the land.

10.03 BINDING EFFECT

All easements and rights described herein are granted and reserved to, and shall inure to the benefit of and be binding on, the Owners, purchasers, mortgagees, lessees and occupants of each Parcel and their heirs, personal representatives, successors and assigns.

10.04 AMENDMENTS TO DECLARATION

This Declaration may be amended by recording in the Register's Office a document to that effect executed by all Owners and their mortgagees, with all signatures duly notarized. Such amendment shall become effective only upon recording.

10.05 TERM OF DECLARATION

This Declaration (and any amendments) shall be binding for a period of 20 years from the date the Declaration is recorded upon all Owners and any other persons claiming under or through Federated. Upon the expiration date of such initial 20-year period, this Declaration shall be automatically renewed for a successive period of ten (10) years and thereafter for successive periods of ten (10) years upon the expiration date of the prior renewal period, unless an instrument (executed by all Owners and their mortagees) is recorded in the Register's Office terminating this Declaration, in which event this Declaration shall terminate upon the recording of such instrument of termination or expiration of the initial 20-year term, whichever occurs later.

10.06 NO PUBLIC DEDICATION

Nothing contained in this Declaration will be deemed to be a gift or dedication of any Parcel or Common Area or portion thereof to the general

public or for any public purpose whatsoever, it being the intention of Federated that this Declaration be strictly limited to and for the purposes expressed herein.

10.07 INTERPRETATION

This Declaration shall be construed and interpreted in favor of restricting the use of each Parcel consistent with the purposes hereof and any ambiguity shall be resolved against any Owner who installs any structure or engages in any activity not clearly authorized under these Declarations or approved in writing by Federated.

IN WITNESS HEREOF, this Declaration of Restrictions is executed by Federated Bank, S.S.B., as of the date first written above.

FEDERATED BANK, S.S.B., a Wisconsin state savings bank

By:______________________________
Carl Eschweiler, Sr. Vice President

By:______________________________

STATE OF WISCONSIN)
) SS.
MILWAUKEE COUNTY)

Personally came before me, this ____ day of __________, 1992, the above named Carl Eschweiler and _______________, to me known to be the Senior Vice President and _____________, respectively, of Federated Bank, S.S.B., who executed the foregoing instrument and acknowledged the same on behalf of said state savings bank.

____
Notary Public, State of Wisconsin
My Commission Expires:________________

This Instrument Was Drafted By And Should Be Returned Following Recording To:

John G. Gehringer and Charlene A. Wallace
Frisch Dudek, Ltd.
825 North Jefferson Street
Milwaukee, Wisconsin 53202-6495

119k

EXHIBIT A

Legal Description

All those lands depicted on the indicated certified survey maps ("CSM") recorded in the Register's Office as follows:

CENTER: Outlot 1 and Parcel 2 of CSM No. (A) recorded __________, 1992 in Vol. _______, Pages ______ through ______ as Document No. ______________ ("CSM No. (A)").

PARCEL 1: Parcel 1 of CSM No. (B) recorded ___________, 1992 in Vol. ________, Pages ______ through ______ as Document No. ______________ ("CSM No. (B)"), being a subdivision of Parcel 2 of CSM No. (A).

PARCEL 2: Parcel 2 of CSM No. (B).

PARCEL 3: Parcel 3 of CSM No. (B).

OUTLOT A: Outlot 1 of CSM No. (A).

SHADY LANE: Outlot 1 of CSM No. (B).

NORTHWEST DRIVE: The property described on "Easement Exhibit No. 1" and "Easement Exhibit No. 2" on the following pages.


N 00°14'30" E
I=58°38'50"
R=126.50
L=120.66
T=64.59
CB=N 64°55'15" E
I=51°48'42"
R=150.00
L=135.64
T=72.86
LC=131.87
CB=S 64°28'19" W
S 00°14'30" W
CONC. MON.
W/BRASS CAP
NE CORNER NW 1/4
SECTION 4-8-28
I=06°00'30"
R=260.00
L=27.27
LC=27.26
I=03°02'37"
R=260.00
L=13.88
T=6.98
LC=13.81
CB=S 63°09'23" E
ACCESS EASEMENT ON FEDERATED PROPERTY
MENOMONEE PLAZA
national survey & engineering
EASEMENT EXHIBIT #1
SCALE: 1" = 150'
PLAN DATE: 3/20/92

MENOMONEE PLAZA

LEGAL DESCRIPTION FOR
ACCESS EASEMENT
ON
FEDERATED PARCEL

EASEMENT EXHIBIT NO 1

THAT PART OF THE NE 1/4 AND THE NW 1/4 OF SECTION 4, T 8 N, R 20 E, IN THE VILLAGE OF MENOMONEE FALLS, WAUKESHA COUNTY, WISCONSIN, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID NW 1/4 SECTION 4;
THENCE SOUTH 00° 14' 38" WEST 166.14 FT. TO A POINT;
THENCE SOUTHEASTERLY 27.27 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTHEAST, WHOSE RADIUS IS 260.00 FT. AND WHOSE CHORD BEARS SOUTH 58° 37' 46" EAST 27.26 FT. TO THE POINT OF BEGINNING OF THE LANDS TO BE DESCRIBED;
THENCE SOUTHEASTERLY 13.81 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTHEAST, WHOSE RADIUS IS 260.00 FT. AND WHOSE CHORD BEARS SOUTH 63° 09' 23" EAST 13.81 FT. TO A POINT;
THENCE SOUTHWESTERLY 135.64 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTH, WHOSE RADIUS IS 150.00 FT. AND WHOSE CHORD BEARS SOUTH 64° 20' 19" WEST 131.07 FT. TO A POINT;
THENCE NORTH 89° 45' 20" WEST 81.00 FT. TO A POINT;
THENCE NORTH 00° 14' 38" EAST 13.50 FT. TO A POINT;
THENCE SOUTH 89° 45' 20" EAST 81.00 FT. TO A POINT;
THENCE NORTHEASTERLY 120.66 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTH, WHOSE RADIUS IS 136.50 FT. AND WHOSE CHORD BEARS NORTH 64° 55' 15" EAST 116.77 FT. TO THE POINT OF BEGINNING.

DESCRIPTION PREPARED BY: LEROY G. SCHLITZ
DESCRIPTION CHECKED BY: ANTHONY W. PRITZL
DESCRIPTION DATED: MARCH 20, 1992
SAVED UNDER: MPSWO320.LEG


N
N 00°14'30" E
I=52°48'42"
R=150.00
L=138.64
T=74.86
LC=138.87
CB=N 64°09'19" E
156.14
S 00°14'30" W
CONC. MON.
W/BRASS CAP
NE CORNER NW 1/4
SECTION 4-8-20
I=53°08'40"
R=163.50
L=156.37
T=88.60
LC=146.82
CB=S 63°43'29" W
I=09°03'25"
R=260.00
L=41.09
T=20.59
LC=41.04
CB=S 64°09'04" E
I=03°04'00"
R=260.00
L=13.92
T=6.96
LC=13.91
CB=S 66°12'41" E
ACCESS EASEMENT ON KOHL'S PROPERTY
MENOMONEE PLAZA
national survey & engineering
EASEMENT EXHIBIT #2
SCALE: 1" = 150'
PLAN DATE: 3/20/92
PROJECT NO.: 900118
PLAN NO.:

MENOMONEE PLAZA

LEGAL DESCRIPTION FOR
ACCESS EASEMENT
ON
KOHLS PARCEL

EASEMENT EXHIBIT NO 2

THAT PART OF THE NE 1/4 AND THE NW 1/4 OF SECTION 4, T 8 N, R 20 E, IN THE VILLAGE OF MENOMONEE FALLS, WAUKESHA COUNTY, WISCONSIN, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF SAID NW 1/4 SECTION 4;
THENCE SOUTH 00° 14' 38" WEST 166.14 FT. TO A POINT;
THENCE SOUTHEASTERLY 41.09 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTHEAST WHOSE RADIUS IS 260.00 FT. AND WHOSE CHORD BEARS SOUTH 60° 09' 04" EAST 41.04 FT. TO THE POINT OF BEGINNING OF THE LAND TO BE DESCRIBED;
THENCE SOUTHEASTERLY 13.92 FT ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTHEAST WHOSE RADIUS IS 260.00 FT. AND WHOSE CHORD BEARS SOUTH 66° 12' 41" EAST 13.91 FT. TO A POINT;
THENCE SOUTHWESTERLY 151.37 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTH, WHOSE RADIUS IS 163.50 FT. AND WHOSE CHORD BEARS SOUTH 63° 43' 20" WEST 146.02 FT. TO A POINT;
THENCE NORTH 89° 45' 20" WEST 81.00 FT. TO A POINT;
THENCE NORTH 00° 14' 38" EAST 13.50 FT. TO A POINT;
THENCE SOUTH 89° 45' 20" EAST 81.00 FT. TO A POINT;
THENCE NORTHEASTERLY 135.64 FT. ALONG THE ARC OF A CURVE WHOSE CENTER LIES TO THE NORTH, WHOSE RADIUS IS 150.00 FT. AND WHOSE CHORD BEARS NORTH 64° 20' 19" EAST 131.07 FT. TO THE POINT OF BEGINNING.

DESCRIPTION PREPARED BY: LEROY G SCHLITZ
DESCRIPTION CHECKED BY: ANTHONY W PRITZL
DESCRIPTION DATED: MARCH 20, 1992
SAVED UNDER: MPSW0320.LEG

EXHIBIT B
PRELIMINARY SURVEY

119k

EXHIBIT B
SIGN EASEMENT BENEFITING PARCEL 1

Such sign shall be located on Outlot 1 at a location mutually agreed upon by all Owners of Outlot 1, in accordance with applicable laws and ordinances, and shall not interfere with any easement for commercial sign which benefits Parcel 2.

119k

EXHIBIT C
FORM OF STATEMENT OF LIEN

To be filed in Land Records,
Office of Clerk of Courts,
Waukesha County, Wisconsin

STATEMENT OF LIEN

This is to certify that ______________________________, owner(s) of the real property described as:

[Legal desciption of Parcel]

(is)(are) indebted to the undersigned in the amount of $__________________ as of _______________ (date), plus interest thereon at the rate of ____%, costs of collection, and actual attorney's fees, for [describe nature of obligation].

[Signature and typed name, address and phone number of claimant.]

I hereby affirm under penalities of perjury that the information contained in the above Statement of Lien is true and correct to the best of my knowledge, information and belief.

____
Claimant (or officer or agent)

119k

II. Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company:

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date proposed Insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.
2. Standard Exceptions:
   - (a) Rights or claims of parties in possession not shown by the public records.
   - (b) Easements, or claims of easements, not shown by the public records.
   - (c) Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the premises.
   - (d) Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

3. Special Exceptions:

~~taxxTaxesxx~~

1. Taxes, general and special, for the year 1992 and subsequent years.

2. Special assessments, if any, payable, with the taxes for the year 1992 and subsequent years.

3. Rights of the public in that portion of the within described premises lying within the limits of S.T.H. "175" (Appleton Ave.).

continued

SCHEDULE BII CONTINUED

4. Restrictions on access and Limited Highway Easements as set out in Temporary Limited Easement recorded January 30, 1990 in Reel 1174, Image 545 as Document No. 1575595.

   And in Warranty Deed recorded December 11, 1989 in Reel 1162, Image 1138 as Document No. 1568891, as corrected by Warranty Deed recorded December 18, 1990 in Reel 1261, Image 1200 as Document No. 1626508.

   And in Warranty Deed recorded June 20, 1990 in Reel 1213, Image 1 as Document No. 1598322, as amended by Warranty Deed recorded February 15, 1991 in Reel 1276, Image 761 as Document No. 1534405.

5. Rights of the public in so much of the subject premises as are affected by Ordinance adopted by the Board of Supervisors of Waukesha County, June 18, 1954 and approved by the various towns in said County, establishing the width of S.T.H. "175" at 120 feet, and ordaining that said highway be widened to the width so established. A notice and plat, etc., in said matter was filed in said Register's office on April 13, 1957 as No. 1. (Affects a strip 8' wide along S.T.H. "175")

6. Easement for utilities as granted to Wisconsin Gas and Electric Company, recorded December 27, 1916, in Volume 151 of Deeds, Page 126, as Document No. 95807.

7. Easement for utilities as granted to Wisconsin Gas and Electric Company, recorded July 19, 1921, in Volume 160 of Deeds, Page 357, as Document No. 118260.

8. Terms, conditions and restrictions as set out in Conditional Use Grant dated November 29, 1973, recorded December 4, 1973 as Document No. 859071.

9. Terms, conditions and restrictions as set out in Conditional Use Grant dated September 11, 1991, recorded September 16, 1991 in Reel 1350, Image 732 as Document No. 1673947.

10. Restrictions, provisions, access provisions and easements, all as set out on Quit Claim Deed recorded November 14, 1991 in Reel 1373, Image 477 as Document No. 1684903.

11. Easements for Municipal Sewer and Water and for private roadway as set out on the proposed Certified Survey Map.

12. Taxes, general and special for the year 1991, unless a tax receipt showing full payment is presented.

13. Terms and conditions of the mortgage called for at No. 7 of Schedule B, Section I above.

14. Any facts, rights, interest or claims which are not shown by the public records but which could be ascertained by making inquiry of the lessor's in the lease or lease called for at Schedule B, Section I above.

15. The effect of any failure to comply with the terms, covenants and conditions of the lease called for at Schedule B, Section I above.

*** END ***

No. 91-3382B

ENDORSEMENT
~~SCHEDULE CONTINUED~~

Schedule B, Section I is amended by deleting Requirement Nos. 1,2,3,4,5,6,7,8,9,10 and 11.

Schedule B, Section II is amended as follows:

Paragraph Nos. 8, 12, 13, 14 and 15 are deleted.
The following are added to Schedule B, Section II:

16. Mortgage and Security Agreement from Continental 20 Fund Limited Partnership to Wispark Corporation, in the originally stated amount of $4,270,000.00, dated April 10, 1992, recorded April 15, 1992 as Document No. 1723633.
17. Assignment of Leases, Rents and Profits executed by Continental 20 Fund Limited Partnership to Wispark Corporation, dated April 10, 1992, recorded April 15, 1992 as Document No. 1723634.
18. FINANCING STATEMENT
    Secured Party: Wispark Corporation
    Debtor: Continental 20 Fund Limited Partnership
    Filed: April 15, 1992
    Number: 752111
19. Covenants, conditions and restrictions in Agreement, executed by Washington County, the Village of Menomonee Falls, a Municipal Corporation to Federated Bank S.S.B., dated April 6, 1992 and recorded April 15, 1992, as Document No. 1723624.
20. Restrictions on utilities as set out on Certified Survey Map No. 6719 and 6720 providing as follows:
    All electric, telephone, and communication distribution lines and laterals including CATV cables, constructed after the recording of this Certified Survey Map shall be placed underground.
21. Covenants, conditions and restrictions in Agreement, executed by Federated Bank SSB to Village of Menomonee Falls, a Municipal Corporation, dated April 9, 1992 and recorded April 15, 1992, as Document No. 1723627.
22. Covenants, conditions and restrictions in Declaration of Easements and Restrictions For Appleton-Q Commercial Center, executed by Federated Bank S.S.B., dated April 10, 1992 and recorded April 15, 1992, as Document No. 1723628.
23. Reservation for roadway and sewer and water easements as set out on Certified Survey Map No. 6720.
24. Terms, conditions and maintenance agreement in Easement for Commercial Sign dated April 10, 1992, recorded April 15, 1992 as Document No. 1723630.
25. Terms, conditions and maintenance agreement in Drainage Easement dated April 10, 1992, recorded April 15, 1992 as Document No. 1723631.
26. Terms, conditions and maintenance agreement in Easement for Commercial Sign dated April 10, 1992, recorded April 15, 1992 as Document No. 1723632.
27. Any facts, rights, interest or claims which are not shown by the public records but which could be ascertained by making inquiry of the lessor in the lease referred to in Paragraph 2 of Schedule A.
28. The effect of any failure to comply with the terms, covenants and conditions of the lease referred to in Paragraph 2 of Schedule A.

Page 2 end

ENDORSEMENT

Issued by

TICOR TITLE INSURANCE COMPANY

Attached to and forming a part of the Commitment or Policy of Title Insurance No. 91-3382B

The effective date of the captioned file is hereby extended to April 16, 1992 at 8:00 A.M.

We report the following changes of record affecting the same:
Schedule A, Paragraph 4 is amended to show the legal description to be as follows:

Parcel 2 of Certified Survey Map No. 6720 recorded April 15, 1992 in Volume 56 of Certified Survey Maps on Pages 117 through 120 as Document No. 1723626, in the office of the Register of Deeds for Waukesha County.

Paragraph 2 of Schedule A is amended to read as follows: The estate or interest in the land described or referred to in this Commitment and covered herein is a Leasehold estate as created by the lease from Continental 20 Fund Limited Partnership, a Wisconsin limited partnership to Kohl's Department Stores, Inc., a Delaware corporation dated April 3, 1992, for a term commencing _______________ and ending _______________ subject to the terms, covenants and conditions therof, evidenced by Memorandum of Lease recorded April 15, 1992 as Document No. 1723635.

Paragraph 3 is amended to show Title Vested In: Kohl's Department Stores, Inc.

Page 1 con't

The total liability of the Company under said policy and any endorsement therein shall not exceed, in the aggregate, the face amount of said policy and costs which the Company is obligated to pay under the Conditions and Stipulations.

Nothing herein contained shall be construed as extending or changing the effective date of said policy, unless otherwise expressly stated.

This endorsement, when countersigned below by an authorized signatory, is made a part of the commitment or policy and is subject to the Exclusions from Coverage, schedules, conditions and stipulations therein, except as modified by the provisions hereof.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed by its duly authorized officers.

Dated: April 29, 1992

TICOR TITLE INSURANCE COMPANY

By [signature], President

Attest [signature], Secretary

[signature]
Authorized Signatory
Ronald A. Baer

SPECIAL ENDORSEMENT - Form 7
Reorder Form No. 7626

EXHIBIT G

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of the ___ day of ________________, 19__, by and between ________________________________, a _____________ corporation ("Landlord") and Kohl's Department Stores, Inc., a Delaware corporation ("Tenant").

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a Lease dated as of _________, 19__ ("Lease") whereby Landlord demised and leased to Tenant for the term set forth below (and at a rental and upon such other terms and conditions as are stated in the Lease) for certain real estate situated in the ____________ of ____________, County of ____________, State of _____________, more particularly described on the attached Exhibit A ("Premises").

WHEREAS, Landlord and Tenant wish to place notice of the Lease on record.

NOW, THEREFORE, Landlord and Tenant hereby execute this Memorandum of Lease for the purpose of evidencing Tenant's interest in the Premises, TO HAVE AND TO HOLD the Premises unto Tenant upon the terms, covenants and conditions contained in the Lease, for a term ______________________, subject to ___ separate options to extend the term for successive periods of ___ years each.

This Memorandum of Lease is made and executed and is to be recorded in the office of the Recorder of Deeds in and for __________ County, ________________, for the purpose of giving notice of the Lease and the rights of the parties thereunder.

This Memorandum of Lease is subject in each and every respect to the rental and other terms, covenants and conditions contained in the Lease and is executed by Landlord and Tenant with the understanding and agreement that nothing contained herein shall in any manner alter, modify or vary the rental or other terms, covenants or conditions of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the day, month and year first above written.

LANDLORD:	TENANT:
______________________________	Kohl's Department Stores, Inc.
By:______________________________	By:__________________________
Attest:__________________________	Attest:______________________

STATE OF ____________)
)
COUNTY OF ___________)

Personally came before me this ___ day of ____________, 19__, the above named __________________________________ and ________________________ to me known to be the ______________ and ______________ of ______________________________ and the persons who executed the foregoing instrument on behalf of said corporation and acknowledged the same.

____
Notary Public, State of ______
My Commission:_______________

STATE OF ____________)
)
COUNTY OF ___________)

Personally came before me this ___ day of ____________, 19__, the above named __________________________________ and ________________________ to me known to be the ______________ and ______________ of Kohl's Department Stores, Inc. and the persons who executed the foregoing instrument on behalf of said corporation and acknowledged the same.

____
Notary Public, State of Wisconsin
My Commission:_______________

This instrument was drafted by and should be returned to:

Sigrid E. Dynek
Kohl's Department Stores, Inc.
N54 W13600 Woodale Drive
Menomonee Falls, Wisconsin 53051

EXHIBIT H
SIGN CRITERIA

Signage on the exterior of the Demised Premises shall be provided as herein specified, and Tenant shall not erect or maintain, nor suffer to remain, any sign on the exterior of the Demised Premises except as permitted herein. Tenant shall, prior to the Commencement Date of this Lease, erect one sign (the "Store Front Sign") on the front of the Demised Premises. The Store Front Sign shall comply with local sign ordinances and the Landlord's requirements. The Landlord's requirements are as follows:

I. General Requirements

A. The Store Front Sign shall be the only sign permitted at the Demised Premises. Only one sign will be permitted per store.

B. All sign transformers, raceways and ballast boxes and decals shall be concealed behind sign band wall. Manufacturer's names, stamps and decals shall not be exposed.

C. No exposed neon or incandescent bulbs or flashing, blinking, rotating, or moving signs or makers shall be permitted.

D. No Store Front Sign or other signing on the Demised Premises shall be of a type wherein the signing is housed or contained within an illuminated or non-illuminated sign can or box mounted on the exterior of the sign area, unless expressly approved by Landlord in writing.

E. Small-scale signs stating store hours, which are neatly lettered on the glass of the storefront, shall be permitted subject to Landlord's approval. The maximum letter height shall be 1-1/2", the print style shall be Helvetica medium and the color shall be white. Any non-customer door for receiving merchandise may have the name of Tenant in two-inch (2") block letters. Address signs shall be composed of four-inch (4") high (maximum) Helvetica style white letters centered on the transom glass above the door.

F. No sign shall be painted on the exterior of the walls, doors, windows or any other surface of the Demised Premises, nor erected, maintained or suffered to remain on the roof or parapet of the Demised Premises.

G. No sign shall be erected until written specifications and drawings of such sign are first approved in writing by Landlord. Such specifications and drawings shall show the size, construction, materials, colors, script, name of sign manufacturer and proposed location of such sign in conformity with the requirements stated herein and shall include a cross section drawing.

H. Wording on large scale signs shall be limited to store or trade name only. Each party's customary signature or logo, hallmark, insignia, or other trade identification will be respected within the guidelines set forth.

I. All signs erected by Tenant pursuant to the provisions hereof shall be erected at Tenant's own risk and expense (including final electrical connections and time clock), shall be in accordance with applicable law, and shall concern only the business of Tenant. Tenant shall secure and pay any necessary permits and fees. Tenant shall maintain said signs in a good state of repair and save the Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same, and Tenant shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs. Upon vacating the Demised Premises, Tenant shall remove all such signs and repair all damage caused by such removal. The contractor, materials and methods for repair must be approved in writing by the Landlord in advance of the work.

J. All electrical hook-ups shall be performed by a licensed electrician, approved by Landlord and installed in accordance with all governmental requirements.

K. Any damage caused to Landlord's Work by signage installation shall be repaired by the Landlord and charged to the Tenant.

L. Public safety decals or art work on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used, as required by building codes or other governmental regulations.

M. Paper signs, stickers, banners or flags are prohibited.

II. Specific Requirements

A. Type - Individually lighted channel letters with translucent front.

B. Size

1. Maximum letter height for single row is 30" for upper case and/or logos and 24" for lower case; minimum letter height for single row is 18", letter height for double row is 9".

2. Multiple rows are not to exceed 20" total height, including space.

3. Minimum stroke is 1-1/4". No bold face type will be permitted.

4. Depth of letter to be 4".

5. Total horizontal measurement shall not exceed 70% of the lease space width, and shall in no case exceed a length of 30'.

6. Canopy sign sizes on lease spaces greater than 30' in width shall be subject to Landlord's approval.

7. Base line and center line of sign to be located by Landlord's Architect.

8. Each store will be permitted 1.3 square feet of signage per linear square foot of storefront.

C. Colors and Materials

1. Rohm & Haas plex faces: #2146 Ivory, 2108 Green, 2048 Red, 3016 Yellow, or 2119 Orange with black trim caps and matt black returns.

2. Double neon tubing in color to match plex face, individually gas filled to ten (10) MM of pressure.

3. Sign letter shall be aluminum channel frame (minimum .090) with flat or molded plastic face and mounted with concealed fasteners. Channel frame shall be painted to matt black. All letters shall be illuminated with neon tubes powered by normal factory transformers installed in the letter. A conduit for electric will be proved by Landlord's contractor. All letters shall be approved by Underwriter Laboratories and carry a seal of approval.

4. Signs shall be attached to building with stainless steel bolts.

5. As part of Tenant's electrical work, Tenant shall install a seven-day timing device to control the canopy sign so that hours of illumination can be controlled in accordance with

the overall shopping center policy.

D. Three (3) complete sets of sign drawings must be submitted to the Landlord for approval before fabrication. Tenant's sign drawings must include the following:

1. Provide a complete listing and verbal description of every sign to be erected at the Premises.

2. Provide elevation views of storefront showing all signs (drawn to accurate scale) with dimensions of height of letters and length of signs.

3. Provide color samples of painted channel frame for letters.

4. Provide color samples of sign letters.

5. Provide a cross section view through sign letter and sign panel showing location of sign relative to the storefront line, mounting height, and the dimensioned projection of the face of the letter from the face of the sign panel.

Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed that do not conform to the sign criteria and the local sign ordinances.

Notwithstanding the above, Landlord acknowledges that the Kohl's Department Store signage identified on EXHIBIT H and EXHIBIT H-1 are approved by Landlord.

Exterior Building Signage



KOHL'S
5'-0"
39'-6"
6 TUBES NEON REQD
5' LTR. SET
45.0 / 3-20 AMP

9/97

Exhibit "H"

DESCRIPTION OF WORK

Sign Specifications .

The criteria as listed below applies to interior as well as exterior signs.

Size - Various size interior illuminated letters with self-contained transformers,

Faces - #7328 white Plexiglas
Letters - 2'0" to 3'6" in height have 3/16" thick Plexiglas
Letters - 4'0" to 6'0" in height have 1/4" thick Plexiglas

Returns, Backs & Retainers - Depth of returns will be 9-1/2" for 2'0" to 3'6" high letters and 12" for 4'0" to 6'0" high letters.
Returns - .063 aluminum
Backs - .080 aluminum
Retainers - 1/2" x 1/2" aluminum (Trim Cap is not acceptable)
Returns are heli arc welded to backs having caulked seams.
Finish to be etched, primed with zinc chromate and painted with satin black Acrylic Polyurethane paint.
Inside of letters to be painted white.

Lighting - #6500 white neon, 15mm glass tubes;
up to and including 2'0" high letters requires 2 rows of neon.
over 2'0" up to and including 4'0" high letters requires 4 rows of neon,
over 4'0" up to and including 6'0" high letters requires 6 rows of neon.
Lighting output must measure at least 100 foot candles at face of letter.

Electrical - U.L. approved, with 60 MA PBKM-51 transformers and flush mounted double pole single throw safety switch on each letter. Voltage and amperage requirements to be submitted with bids. Design so as to eliminate dim-out by cold weather.

(The contractor is to provide owner with electrical requirements of each proposed sign.)

Mounting - Letters to be mounted on 4" Aluminum stand off brackets painted black.

Miscellaneous - The finished sign is to carry an Underwriters Laboratory label.



1/2" FAB. RETAINER
ALUM. STAND-OFF BRACKETS
4"/PT. BLACK
WHITE FLEX
#7328
LTRS. 36" & UP WILL
REQD. LUG CONNECTORS
6500 WHITE
NEON/15MM
60 MA PBKM-51 TRANSFORMER
UL. LABEL
RECESSED SAFETY SWITCH
12"

Exhibit "H-"

TYPICAL STANDOFF MOUNTS Pg 2


19'7"
5'
18"
KOHL'S
25'0"
A

Exhibit "H-1"

EXHIBIT I

PROHIBITED USES

SECTION 1. Use Restrictions. In the event Landlord or Landlord's affiliates, successors or assigns acquire the right to develop or acquire legal or equitable title to the Premises or the adjoining real estate, neither Landlord, its affiliates, successors or assigns, nor the holder of legal or equitable title to the real estate adjoining the Premises, shall use the Premises or the adjoining real estate in whole or in part for any of the following purposes:

(a) Warehouse, or for any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation;

(b) "Second-hand" store whose principal business is selling used merchandise, thrift shops, salvation army type stores, "goodwill" type stores, and similar businesses;

(c) Mobile home park, trailer court, labor camp, junk yard, or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during any periods of construction, reconstruction or maintenance);

(d) Dumping, disposing, incinerating, or reducing of garbage (exclusive of dumpsters for the temporary storage of garbage and any garbage compactors, in each case which are regularly emptied so as to minimize offensive odors);

(e) Bankruptcy or fire sales, except as directed by order of a court of bankruptcy or other court of competent jurisdiction and except for any bona fide fire or "going out of business" sale after which the occupant of space on the Premises ceases to be open to the public for business;

(f) Central laundry, dry cleaning plant, or laundromat; provided, however, this restriction shall not apply to any dry cleaning facility providing on-site service oriented to pickup and delivery by the ultimate consumer, including, nominal supporting facilities;

(g) Selling or leasing automobiles, trucks, trailers, or recreational vehicles;

(h) Any bowling alley, skating rink or bar (unless part of a sit down restaurant), dance hall, discotheque, night club, amusement gallery, gymnasium or video game room;

(i) Veterinary hospital or animal raising or boarding facilities (except that this restriction shall not be deemed to preclude the operation of pet shops);

(j) Funeral home or mortuary;

(k) Selling, renting or exhibiting pornographic material;

(l) Flea market;

(m) Car wash;

(n) Operation whose principal use is a massage parlor; provided this shall not prohibit massages in connection with a beauty salon or health club or athletic facility;

(o) Living quarters, sleeping apartments or lodging rooms;

(p) Tattoo parlor;

(q) Church, school, or related religious or educational facility; or

(r) Automotive service and repair.

SECTION 2. Landlord shall not, without the prior written consent of Tenant, at any time permit any occupant of space on the Premises to:

(i) conduct or permit any bankruptcy sale except as directed by order of a court of bankruptcy or other court of competent jurisdiction and except for any bona fide fire or "going out of business" sale after which the occupant of space on the Premises ceases to be open to the public for business;

(ii) use, or permit to be used, the sidewalks adjacent to the Premises or Site Improvements for the sale or display of any merchandise or for any other business, occupation, or undertaking except that the sidewalks adjacent to Retail Space located on adjoining premises may be used for the sale or display of merchandise;

(iii) use or permit the use of any portion of such Retail Space for any of the uses set forth in EXHIBIT I attached hereto; or

(iv) use, operate, or maintain such retail space in such manner that any of the rates for any insurance carried by Tenant shall thereby be increased, unless Landlord shall pay to Tenant an amount equal to any such increase in rates on demand as each premium which shall include such increase shall become due and payable.

KOTH/KOHLS

10/18/93

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE dated this 1 day of ~~October~~ November, 1993, by and between Continental 20 Fund Limited Partnership, a Wisconsin limited partnership, having its principal place of business at 825 North Jefferson Street, Suite 200, Milwaukee, Wisconsin 53202 (hereinafter referred to as "Landlord") and Kohl's Department Stores, Inc., a Delaware corporation, having an office at N54 W13600 Woodale Drive, Menomonee Falls, Wisconsin 53051 (hereinafter referred to as "Tenant").

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a certain Lease dated April 3, 1992 (hereinafter referred to as the "Lease") under the terms of which Landlord demised to Tenant certain premises in the Village of Menomonee Falls, State of Wisconsin, which premises are more fully described therein; and

WHEREAS, the parties hereto have agreed to amend and modify the Lease in the respects hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in the Lease and hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged by the respective parties, the parties hereby mutually agree as follows:

1. Section 21.2(h) of the Lease is hereby deleted in its entirety and the following inserted by way of substitution:

> "(h) The proceeds of any insurance policies relating to the Premises or arising from a condemnation of the Premises are to be held by Landlord's mortgagee and distributed pursuant to the provisions of this Lease; and"

2. That after Section 23.3 the following sentence is hereby inserted by way of addition:

> "Notwithstanding anything contained in this paragraph to the contrary, said waiver is conditioned upon (i) Tenant actually maintaining such insurance under Section 11.1 hereof; and (ii) such waiver being permitted by Tenant's insurance policy."

3. Except as amended or modified herein, all terms and conditions of said Lease are hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

WITNESSES:

Susan M. [signature]

Peggy M. Schneider

LANDLORD:
Continental 20 Fund Limited Partnership, a Wisconsin Limited Partnership, by Jefferson Properties Company, Inc., its General Partner, a Wisconsin Corporation

By: [signature]
James H. Schloemer, President

Attest: [signature]
W. Dirk Hausmann, Secretary

WITNESSES:

Patricia R. Lind

[signature]

TENANT:
Kohl's Department Stores, Inc.,
a Delaware Corporation

By: [signature]

Attest: [signature]

ACKNOWLEDGMENTS

STATE OF WISCONSIN)
) SS:
COUNTY OF MILWAUKEE)

Personally came before me this 1 day of November, 1993, the above-named James H. Schloemer and W. Dirk Hausmann, to me known to be the President and Secretary of Continental Properties Company, Inc., general partner of Continental 20 Fund Limited Partnership, to me known to be the persons who executed the foregoing instrument and acknowledged the same.

JANE C. BALDUS NOTARY PUBLIC STATE OF WISCONSIN

Jane C. Baldus
Notary Public

My Commission Expires: 8-17-97

STATE OF WISCONSIN)
) SS:
COUNTY OF WAUKESHA)

Personally came before me this 18th day of October, 1993, the above-named Maurice A. Fry and Sigrid E. Dynek, to me known to be the V.P. + Director of Real Estate and Assistant Secretary of Kohl's Department Stores, Inc., to me known to be the persons who executed the foregoing instrument and acknowledged the same.

Karen S. Hebert
Notary Public

My Commission Expires: 1/1/95

This instrument was drafted by
Sigrid E. Dynek
Kohl's Department Stores, Inc.
N54 W13600 Woodale Drive
Menomonee Falls, Wisconsin 53051

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease made this 31st day of December, 1997, by and between Kohl's Department Stores, Inc. ("Tenant"), a Delaware corporation, with offices located at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin, 53051 and C. Louise Roth, John W. Roth, and James H. Schloemer (collectively "Landlord") whose address is W133 N8569 Executive Parkway, Menomonee Falls, Wisconsin, 53051.

WHEREAS, Landlord is the owner of Parcel 2 depicted on Certified Survey Map 6720, attached hereto as EXHIBIT A, upon which Parcel 2 Landlord's predecessor in interest constructed a building ("Building") containing approximately 75,086 square feet and certain Site Improvements and Tenant is the owner of Parcel 3 ("Parcel 3") depicted on EXHIBIT A, attached hereto, which parcel is vacant land and abuts Parcel 2; and

WHEREAS, Tenant and Landlord's predecessor in interest entered into a lease as of April 3, 1992 for the Building and certain Site Improvements located on Parcel 2 (the Building and Site Improvements shall be referred to herein as "the Premises"), which lease was amended as of November 1, 1993 (the lease, as amended shall be referred to herein as "the Lease"); and

WHEREAS, Tenant desires to construct additions ("the Additions") to the Building, at Tenant's sole cost and expense, consisting of approximately 23,170 square feet, as depicted on EXHIBIT B-1997 attached hereto, and Landlord is willing to permit Tenant to construct Additions to the Building, provided Tenant conveys Parcel 3 to Landlord upon the terms and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant desire to further amend the Lease to acknowledge the expansion of the Building, the conveyance of Parcel 3 from Tenant to Landlord and the

expansion of the Premises and to provide for the manner in which Tenant shall improve and occupy the expanded Premises and to amend certain provisions of the Lease to incorporate the Additions and Parcel 3 into the Premises and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. **Definitions**. All capitalized terms used in this Second Amendment to Lease to the extent not otherwise defined herein, shall have the meaning ascribed to such terms in the Lease.

2. **Conveyance of Parcel 3**. As of the Effective Date, as defined in paragraph 5 hereof, Tenant shall sell, assign and convey to Landlord all of Tenant's right, title and interest in and to Parcel 3 and all easements, rights and other appurtenances pertaining thereto and as of the Effective Date Tenant shall furnish Landlord with an owner's title insurance policy (ALTA Form B, 1978 Rev. 10-17-70 and Rev. 10-17-84) issued by the American Title Insurance Company showing that:

    a. Tenant has good and merchantable fee simple title to Parcel 3, clear of all liens, encumbrances and leases except (i) those specifically set forth in this Second Amendment to Lease; (ii) zoning and municipal laws, ordinances and regulations; (iii) legal streets and highways; (iv) easements, conditions and restrictions of record, if any, that will not interfere with Tenant's intended use of Parcel 3; and (v) real estate taxes that are a lien upon Parcel 3 as of the date hereof, but are not then due and payable.

b. Tenant shall convey to Landlord merchantable title in fee simple to Parcel 3 by transferable and recordable limited warranty deed, free and clear of all liens and encumbrances, except those described in this paragraph 2 in the form depicted on EXHIBIT C attached hereto.

3. **Real Estate Taxes**. Tenant shall pay the Wisconsin Real Estate Transfer Fees charged by the Waukesha County Tax Assessor for the conveyance of Parcel 3. As of the Effective Date, Tenant shall pay all delinquent taxes attributable to Parcel 3, together with penalties and interest thereon and all special assessments that are a lien thereon. Tenant shall also pay all unpaid real estate taxes not yet due for years prior to the Effective Date and a portion of such taxes from the calendar year in which this Second Amendment to Lease was executed, prorated through the Effective Date. The proration of undetermined real estate taxes shall be based on a 365 day year and on the most recently available information set forth on the most recent tax bill. The amounts so computed shall be final. If on the Effective Date Parcel 3 or any part thereof shall be or shall have been affected by assessments which are, or which may become, payable in annual installments, of which the first installment is then a charge or lien or has been paid, then, for purposes of this Second Amendment to Lease, all of the unpaid installments of any such assessments, including those which are to become due and payable after the Effective Date, shall be deemed to be liens upon Parcel 3 affected thereby and shall be paid and discharged by Tenant.

4. **Tenant Warranties**. Tenant hereby makes the following warranties and representations to Landlord with regard to Parcel 3 as further consideration for the performance by Landlord of its obligations under this Second Amendment to Lease:

a. Tenant has full right, power and approval to enter into this Second Amendment to Lease and to do all acts to perform all obligations required of Tenant hereunder and performance thereof will not constitute a default under any other contract, agreement, indenture or obligation, whether oral or written to which Tenant is a party;

b. No other person, firm, corporation or entity has or will have any right or option to acquire any part of Parcel 3 from Tenant;

c. Tenant has not filed for relief as a debtor under any state receivership laws or federal bankruptcy laws;

d. Tenant is a corporation duly organized and in good standing under the laws of Delaware;

e. All individuals signing this Second Amendment to Lease and any other documents on behalf of Tenant are duly authorized to execute and deliver such documents;

f. Tenant is not a "foreign person" within the meaning of Section 445(f)(3) of the Internal Revenue Code of 1986, as amended;

g. All of the representations, warranties and agreements set forth herein shall be true upon the execution of this Second Amendment to Lease;

h. Tenant has no knowledge of any hazardous materials released from Parcel 3. For purposes of this Second Amendment to Lease, the term "Hazardous Materials" means and includes any hazardous, toxic or dangerous waste, substance or material defined at any time as such in, or for purposes of, any "Environmental Laws"

and the term Environmental Laws means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and the protection of or the regulation of the discharge of substances into the environment. Hazardous Materials shall include, without limitation, petroleum and petroleum products, asbestos and PCBs. Except for this representation, Tenant makes no representations concerning the environmental condition of Parcel 3 except for the warranties and representations made in this Second Amendment to Lease, which warranties shall survive the Lease. Landlord shall acquire Parcel 3 in its current condition and Landlord shall acquire Parcel 3 "as is."

5. **Premises**. As of the Effective Date, as defined in this paragraph, the Premises demised under the Lease shall be expanded to include Parcel 3 depicted on EXHIBIT B-1997 attached hereto, which Premises shall then be comprised of the Premises and Parcel 3 and EXHIBIT B-1997 shall replace EXHIBIT B to the Lease. Tenant has caused to be prepared at Tenant's sole cost and expense plans and specifications (the "Plans and Specifications") for construction of the Additions and alteration of relevant portions of the Site Improvements necessary to accommodate the Additions as listed on EXHIBIT X attached hereto, and shall submit such Plans and Specifications to Landlord. Landlord shall have fifteen (15) days after the later of (i) receipt of Tenant's Plans and Specifications; or (ii) the date that Tenant has received conditional municipal approval of Tenant's Plans and Specifications to object to

Tenant's Plans and Specifications or to approve the same, which approval shall not be unreasonably withheld.

If Landlord timely objects to a portion of Tenant's Plans and Specifications, Landlord and Tenant shall endeavor in good faith to revise the Plans and Specifications to satisfy Landlord's concerns, provided that Landlord's objections are consistent with the specifications contained on EXHIBIT X. Landlord shall set forth the modifications Landlord deems necessary in detail in the notice to Tenant of Landlord's objections. Landlord's failure to provide timely written approval of Tenant's Plans and Specifications shall be construed to be Landlord's approval.

As used herein, the term "Effective Date" shall mean the date Landlord has approved Tenant's Plans and Specifications and Tenant has received conditional municipal approval thereof. As of the Effective Date, Tenant's Plans and Specifications described on EXHIBIT X attached hereto, shall be incorporated into this Second Amendment to Lease by reference.

6. **Tenant's Work**. Tenant shall, at Tenant's sole cost and expense, diligently prosecute to completion Tenant's work ("Tenant's Work"). Tenant's Work shall consist of (i) construction to completion of the Additions and such other work necessary to integrate the Additions into the Building, (ii) integration of Parcel 3 into the Premises including such alterations to the Site Improvements necessary for vehicular parking, vehicular and pedestrian traffic flow, and (iii) reconfiguration of landscaping to accommodate the Additions, all in accordance with the Plans and Specifications. Tenant shall perform Tenant's Work as follows:

6.1 All of the Tenant's Work shall be performed by Tenant at Tenant's sole cost and expense. Tenant agrees to comply with, and shall require its contractors to comply with all Federal, State and local laws, ordinances, regulations, permits, rules and regulations applicable to the Premises and Tenant's Work. Tenant shall indemnify, defend and hold harmless Landlord and the Premises from and against any and all losses, costs, expenses (including reasonable attorneys' fees), damages, liabilities, claims, liens and actions arising out of Tenant's Work to be performed by Tenant and its officers, agents, employees and contractors hereunder, but excluding any such losses, costs, expenses (including reasonable attorneys' fees), damages, liabilities, claims, liens and actions to the extent caused by the negligent or malicious acts or omissions of Landlord, its agents, contractors or employees.

6.2 Tenant shall commence Tenant's Work within thirty (30) days after the date hereof and Tenant's receipt of all permits, licenses and governmental approvals required by this Second Amendment to Lease and shall diligently pursue completion of the Tenant's Work. Upon completion of Tenant's Work, Tenant shall restore the construction staging area to that condition the staging area was in immediately preceding commencement of Tenant's Work.

6.3 In the event of any labor dispute in connection with the performance of the Tenant's Work, Tenant shall promptly resolve, adjust and settle the same, in order to prevent and avoid strikes, picketing, work stoppages, adverse publicity and delay resulting therefrom, unless the same is caused by the Landlord or its agents or employees, and Tenant shall not cause, suffer or permit any such strikes, picketing,

work stoppages, adverse publicity or delay resulting from any labor dispute. In connection with performance of Tenant's Work, Tenant shall cause wages to be paid which are prevailing in the Milwaukee, Wisconsin area at the time Tenant's Work is performed. Provided Tenant has a legal basis upon which to do so, Tenant shall undertake to enjoin any work stoppage or picketing, if any, by a collective bargaining representative engaged in such activity at the Premises.

6.4 Tenant shall obtain all necessary permits, licenses and governmental approvals required for construction of the Tenant's Work, at Tenant's sole cost and expense. Landlord shall assist Tenant, at no cost to Landlord, in obtaining all governmental permits and approvals, and private approvals and/or consents, necessary or required for Tenant to perform Tenant's Work and required for the Additions and the expansion of the Premises to include Parcel 3, as contemplated by this Second Amendment to Lease, including but not limited to, any zoning or building permits. Landlord shall cooperate with Tenant, at no cost to Landlord, in Tenant's efforts to obtain a building permit for Tenant's Work.

6.5 Tenant shall use utilities currently servicing the Premises to perform Tenant's Work and Tenant shall pay for all such utility services consumed by Tenant during performance of Tenant's Work.

6.6 The parties hereby stipulate that the Floor Area of the Additions is 23,170 square feet and that the Floor Area of the Premises will be 98,256 square feet when Tenant's Work is completed.

6.7 During all times Tenant is performing Tenant's Work, Tenant shall keep the Premises open during customary business hours.

7. **Rent**.

Tenant agrees to pay to Landlord, commencing on the Completion Date and thereafter in equal monthly installments, in advance, on the first day of each and every calendar month during the remainder of the term of this Lease, minimum annual rent for each Lease Year or Years of the term of the Lease at the annual rate as stated below:

PERIOD	ANNUAL RENT
Completion Date through 300th full calendar month	$544,373.50
First Option	$769,631.50
Second Option	$807,174.50
Third Option	$844,717.50
Fourth Option	$901,032.00

As used herein, "Completion Date" shall mean the date of substantial completion of the Additions subject only to punch list items which do not materially interfere with Tenant's use of the Additions.

8. **Amendment to Memorandum of Lease**. Upon Tenant's request and satisfaction of the contingencies set forth in Paragraph 5 above, Landlord shall execute an Amendment to the Memorandum of Lease dated April 3, 1992, between Landlord and Tenant, noting the Additions to the Premises. Upon the expiration or earlier termination of the Lease and within thirty (30) days of Landlord's written request therefor, Tenant shall execute and

deliver to Landlord a written instrument, that is in recordable form and that is reasonable in form to memorialize the occurrence of such expiration or termination.

9. **Successors and Assigns**. The terms and conditions of this Second Amendment to Lease shall be binding upon and shall inure to the benefit of the Landlord and Tenant and their respective successors and assigns.

10. **Full Force and Effect**. Except as expressly amended herein, the terms and conditions of the Lease shall remain in full force and effect.

11. **Notices**. Any notice, demand, consent, approval, statement or request given, served, made or obtained hereunder shall be in writing and shall be sent by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight delivery service addressed, if to Landlord as follows:

C. Louise Roth, John W. Roth and James H. Schloemer
c/o Continental Properties Co., Inc.
W133 N8569 Executive Parkway
P.O. Box 220
Menomonee Falls, WI 53052

and if to Tenant as follows:

Kohl's Department Stores, Inc.
N56 W17000 Ridgewood Drive
Menomonee Falls, WI 53051
Attention: Chairman

with a copy, similarly sent to:

Kohl's Department Stores, Inc.
N56 W17000 Ridgewood Drive
Menomonee Falls, WI 53051
Attention: General Counsel

or to such other address or addresses or person or persons as either party may hereafter designate by like notice. Any such notice, demand, consent, approval, statement or request shall be deemed to have been given, served, made or obtained when deposited in a United States general or branch post office or with such overnight delivery service enclosed in the manner hereinabove provided.

12. **Controlling Provision**. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to Lease to be executed by their duly authorized representatives, effective the day and year first above written.

James H. Schloemer

STATE OF WISCONSIN)
) SS.
COUNTY OF WAUKESHA)

The foregoing instrument was acknowledged before me this 31st day of December, 1997, by James H. Schloemer.

Joellyn P. Buchholz
Notary Public, State of Wisconsin
My Commission: Expires 8-9-98

JOELLYN P. BUCHHOLZ NOTARY PUBLIC STATE OF WISCONSIN

C. Louise Roth

STATE OF WISCONSIN)
) SS.
COUNTY OF WAUKESHA)

The foregoing instrument was acknowledged before me this 31st day of December, 1997, by C. Louise Roth.

Notary Public, State of Wisconsin
My Commission: Expires 8-9-98

John W. Roth

STATE OF WISCONSIN)
) SS.
COUNTY OF WAUKESHA)

The foregoing instrument was acknowledged before me this 31st day of December, 1997, by John W. Roth.

Notary Public, State of Wisconsin
My Commission: Expires 8-9-98

KOHL'S DEPARTMENT STORES, INC.

By: [signature]

Title: C.O.O.

STATE OF WISCONSIN)
) SS.
COUNTY OF WAUKESHA)

Before me, a Notary Public, in and for said county and state, personally appeared the above named John F. Herma the C.O.O. of Kohl's Department Stores, Inc., a Delaware corporation, who acknowledged the signing hereof to be a duly authorized, voluntary act and deed of the corporation for the purposes herein stated.

WITNESS my hand and official seal on this 6th day of January, 1998.

[signature]

Notary Public, State of Wisconsin
My Commission Expires: 7-19-98

EXHIBIT A

1723626

CERTIFIED SURVEY MAP NO. 6720

SHEET 1 OF 4

BEING A REDIVISION OF PARCEL 2 OF CERTIFIED SURVEY MAP NO. 6719, BEING A PART OF THE NE 1/4 AND THE NW 1/4 OF SECTION 4, T 8 N, R 20 E, IN THE VILLAGE OF MENOMONEE FALLS, WAUKESHA COUNTY, WISCONSIN.


GRAPHIC SCALE
150 50 0 150 300
SCALE: 1"=150'
NOTE OUTLOT-1 TO BE CONVEYED TO TH VILLAGE OF MENOMONEE FALLS UPON PUBLIC STREET OPENING PERMIT BEING GRANTED BY WASHINGTON COUNTY
CONC. MON. W/BRASS CAP NW CORNER NW 1/4 OF SEC. 4-8-20
CONC. MON. W/BRASS CAP NE CORNER NW 1/4 SECTION 4-8-20
CONC. MON. W/BRASS CAP SW CORNER SE 1/4 SECTION 33-9-20
(R.O.W. WIDTH VARIES)
COUNTY LINE ROAD
CONC. MON. W/BRASS CAP NE CORNER NE 1/4 SECTION 4-8-20
C.T.H. "Q"
N 89°20'48" E 2630.48'
23.00'
NORTH LINE NE 1/4 SECTION 4-8-20
186.30' N 89°10'33" E 2614.68'
UNPLATTED LANDS
NORTH LINE NW 1/4 SECTION 4-8-20
N 89°20'48" E 330.00
PARCEL-3
49,804 SQ.FT. 1.1433 AC.
S 89°45'22" E
166.75
81.00
OUTLOT-1
S 70°49'36" E 245.29
S 70°49'36" E
253.84
MENOMONEE RIVER
C.S.M. NO. 6719
OUTLOT-1
59959 SQ.FT. 1.3765 AC.
MUNI. SEWER WATER ESM'T.
③ ARC-322.92 CH.-322.32 RAD.-1530.00 CH.BRG.-S.76°52'23"E. Δ-12°05'34"
④ ARC-350.49 CH.-349.70 RAD.-1612.00 CH.BRG.-S.77°03'13"E. Δ-12°27'14"
⑫ ARC-135.64 CH.-131.07 RAD.-150.00 CH.BRG. N.64°20'19"E. Δ-51°48'42"
CURVES
① ARC-33.72 CH. 32.62 RAD. 38.00 CH.BRG. S.20°20'42"E. Δ-50°50'04"
② ARC-87.49 CH.-86.80 RAD.-200.00 CH.BRG. S.58°17'40"E. Δ-25°03'51"
⑤ ARC-197.31 CH.-192.61 RAD.-260.00 CH.BRG.-N.49°05'09"W. Δ-43°28'53"
⑥ ARC-169.41 CH.-166.43 RAD.-260.00 CH.BRG.-S.46°00'42"E. Δ-37°19'59"
⑦ ARC-27.90 CH.-27.89 RAD.-260.00 CH.BRG.-S.67°45'08"E. Δ-6°08'54"
⑧ ARC-48.08 CH.-48.08 RAD.-1612.00 CH.BRG. S.71°40'52"E. Δ-1°42'33"
⑨ ARC-302.30 CH.-301.86 RAD.-1612.00 CH.BRG. S.77°54'29.5"E. Δ-10°44'41"
⑩ ARC-331.81 CH.-268.18 RAD.-150.00 CH.BRG. N.63°36'54"E. Δ-126°44'32"
⑪ ARC-98.46 CH.-89.31 RAD.-65.00 CH.BRG. N.83°35'35"E. Δ-86°47'09"
(REC'D AS 416.36) C.S.M. NO. 4630
N.00°14'38"E.
MUNICIPAL SEWER & WATER ESM'T.
PARCEL-2
303,954 SQ.FT. 6.9778 AC.
EAST LINE OF THE NW 1/4 OF SEC. 4-8-20
WEST LINE OF THE NE 1/4 OF SEC. 4-8-20
N 00°14'38" E 2662.00'
N.00°14'38"E.-320.94
PRIVATE DRIVE ROW WAY EASEMENT
N.49°53'22"W. 431.81
525.06
PARCEL-1
241,566 SQ.FT. 5.5456 AC.
168.57
S.78°25'54"W.
575.02
S.00°00'54"W.
UNPLATTED LANDS
APPLETON AVENUE
S.T.H. "175"
480.30 N.52°18'26"W.
236.18
S.06°20'24"W.
SW CORNER NE 1/4 SECTION 4-8-20 CONC. MON. W/BRASS CAP
COUNTY LINE RD.
MAPLE ROAD
NW NE NW SW SE SW
APPLETON AVE.
NE 1/4 SEC. 4
1"=2000'
NW 1/4 SEC. 4, T 8 N, R 20 E
VICINITY MAP
WISCONSIN
KENNETH E. BERKS S-807 MILWAUKEE, WIS.
LAND SURVEYOR

ALL DIMENSIONS SHOWN ARE MEASURED TO THE NEAREST HUNDREDTH OF A FOOT
ALL BEARINGS SHOWN ARE REFERENCED TO THE WISCONSIN STATE PLANE SYSTEM, SOUTH ZONE
● INDICATES 1" DIA. IRON PIPE, 24" LONG, WEIGHT 1.13LBS. PER LINEAL FOOT

N.S.E. NO. 154588

national survey & engineering
4125 north 124th street • brookfield, wisconsin 53005-0444
phone 414/781-1000 • fax 414/781-8466

EXHIBIT B -1997


PROPOSED
DEPARTMENT STORE
(75,000 S.F.)
PROPOSE EXPANSION GROSS
(98,170 S.F.)
PROPOSED ADDITION
S.T.H.
C.T.H.
WETLANDS
PYLON SIGN
100 YEAR FLOOD PLAIN LINE
MENOMONEE RIVER
DETENTION POND
SHADY LANE
KOHL'S REMAINS OWNER

EXHIBIT C

DOCUMENT NO.

STATE BAR OF WISCONSIN FORM 1 — 1982

WARRANTY DEED

THIS SPACE RESERVED FOR RECORDING DATA

This Deed, made between Kohl's Department Stores, Inc., a Delaware corporation, Grantor,

and C. Louise Roth, John W. Roth and James H. Schloemer, Grantees,

Witnesseth, That the said Grantor, for a valuable consideration conveys to Grantees the following described real estate in Waukesha County, State of Wisconsin:

RETURN TO Dirk Hausmann
W133 N8569 Executive Parkway
Menomonee Falls, WI 53051

Tax Parcel No: MNFV0013997004

Parcel 3 of Certified Survey Map 6720.

This is not homestead property.
(is) (is not)

Together with all and singular the hereditaments and appurtenances thereunto belonging;

And Grantor warrants that the title is good, indefeasible in fee simple and free and clear of encumbrances except municipal and zoning ordinances, recorded easements for public utilities serving the property, recorded building and use restrictions and covenants and general taxes levied in the year of closing and special assessments levied subsequent to 9/1/97 and subsequent years and will warrant and defend the same.

Dated this .... day of ...., 19 97

..................(SEAL)

..................(SEAL)

..................(SEAL)
* William S. Kellogg, CEO

..................(SEAL)
* John F. Herma, COO

AUTHENTICATION

Signature(s) ....

authenticated this ....day of.................., 19......

*..................

TITLE: MEMBER STATE BAR OF WISCONSIN
(If not, ... authorized by § 706.06, Wis. Stats.)

THIS INSTRUMENT WAS DRAFTED BY

....

(Signatures may be authenticated or acknowledged. Both are not necessary.)

ACKNOWLEDGMENT

STATE OF WISCONSIN }
Waukesha County, } ss.

Personally came before me this ....day of ...., 19........ the above named William S. Kellogg and John F. Herma

to me known to be the person s.......... who executed the foregoing instrument and acknowledge the same.

*..................

Notary Public .... County, Wis.
My Commission is permanent. (If not, state expiration date: ...., 19.........)

*Names of persons signing in any capacity should be typed or printed below their signatures.

WARRANTY DEED

STATE BAR OF WISCONSIN

EXHIBIT X

KOHL'S EXPANSION, MENOMONEE FALLS SHOPPING CENTER
N95 W18000 Appleton Avenue
Menomonee Falls, Wisconsin

Architect: KKE Architects
300 First Avenue North, Suite 500
Minneapolis, MN 55401

Architectural Plans

Title Sheet	a0.0
Site Plan	a1.1
Floor Plan	a2.1
Roof Plan	a3.1
Elevations	a4.1
Sections	a5.1
Details	a6.1

Structural Plans

Foundation Plan	s1.0
Roof Framing Plan	s2.0
Framing Elevations	s3.0

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment"), is made as of this 16th day of September, 2020 (the "Execution Date"), by and between **ROTH MENOMONEE FALLS LLC**, a Wisconsin limited liability company ("Landlord") and **KOHL'S VALUE SERVICES, INC.**, a Virginia corporation ("Tenant").

WITNESSETH:

WHEREAS, Continental 20 Fund Limited Partnership ("Continental") and Kohl's Department Stores, Inc. ("KDS") entered into that certain lease dated April 3, 1992, for certain premises located in Menomonee Falls, Wisconsin (the "Original Lease"); and

WHEREAS, the Original Lease was amended by that certain First Amendment to Lease dated as of November 1, 1993 by and between Continental and KDS (the "First Amendment"), and by that certain Second Amendment to Lease dated as of December 31, 1997 by and between KDS and C. Louise Roth, John W. Roth, and James H. Schloemer ("Roth et. al."), collectively the successor-in-interest to Continental, (the "Second Amendment"); and

WHEREAS, on or about March 4, 2004, Roth et. al. assigned its right, title and interest as landlord in and to the Lease to Valley View Limited Partnership, Highland View Limited Partnership and James H. Schloemer ("Valley View et. al"); and

WHEREAS, on or about January 31, 2010, KDS assigned its right, title and interest as tenant in and to the Lease to Tenant; and

WHEREAS, on or about June 7, 2011, Valley View et. al. assigned its right, title and interest as landlord in and to the Lease to Landlord; and

WHEREAS, Landlord and Tenant desire to amend the Original Lease, as previously amended by the First Amendment and Second Amendment, in the manner more specifically set forth in this Third Amendment; and

WHEREAS, the Original Lease, First Amendment, Second Amendment and this Third Amendment are collectively, the "Lease";

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **Extension of Term**. Section 1.2 of the Lease is hereby deleted in its entirety and restated as follows:

> "The initial term of this Lease shall commence on November 8, 1992 (the "Commencement Date") and shall terminate on November 30, 2032, subject to Tenant's options to extend the Lease hereinafter contained."

2. **Options to Extend**. The first sentence of Section 2.1 of the Lease is hereby deleted in its entirety and restated as follows:

> "Tenant shall have, and is hereby given, six (6) separate options to extend the term of this Lease upon the terms, covenants and provisions herein contained, for successive periods of five (5) years each."

3. **Annual Fixed Rent**. Effective October 1, 2020, the minimum annual rent payable by Tenant under Section 5.1(a) of the Lease is hereby amended as follows:

Period	**Annual Fixed Rent**
October 1, 2020 through and including November 30, 2032	$687,792.00
First Option	$736,920.00
Second Option	$786,048.00
Third Option	$835,176.00
Fourth Option	$884,304.00
Fifth Option	$933,432.00
Sixth Option	$982,560.00

4. **Tenant Improvement Allowance.** In consideration of the anticipated improvements that Tenant will make to the Premises during the extended term contained herein, Landlord shall pay to Tenant the sum of three hundred eighty-four thousand eight hundred fifteen and 00/100 dollars ($384,815.00) (the "Landlord Contribution"). The Landlord Contribution shall be payable by Landlord within fifteen (15) days after the Execution Date hereof. For the purposes of this Third Amendment, Tenant shall be deemed to be making such improvements to the Premises for Landlord as Landlord's contractor and the payment of the Landlord Contribution to Tenant shall be the sole compensation due to Tenant for the construction or maintenance of such improvements within the Premises. As a result, any and all such improvements made to the Premises will be and remain the property of Landlord and the improvement shall be deemed to be property leased to Tenant as part of the Premises under the terms and conditions of the Lease.

5. **Brokerage**. Landlord and Tenant hereby represent and warrant to the other that such representing party has not dealt with any broker in connection with this Third Amendment, other than EDG18, LLC ("Broker"), and such representing party does hereby agree to defend, indemnify and hold the other harmless of and from any claim of or liability to any broker, finder, or like agent with whom such representing party may have dealt in connection with this transaction. Landlord shall pay, at no cost or expense to Tenant, all brokerage commissions due to Broker pursuant to separate agreements.

6. **Miscellaneous**.

(a) Consents. Landlord represents and warrants to Tenant that Landlord has obtained all consents from Landlord's mortgagee, if any, which are required for the execution of this Third Amendment and the performance by Landlord of its obligations hereunder and Landlord represents and warrants to Tenant that no other approvals therefore are required from private parties. Tenant represents and warrants to Landlord that Tenant has obtained all required consents and approvals, if any, which are required for the execution of this Third Amendment and the performance by Tenant of its obligations hereunder and that no other approvals therefore are required from private parties.

(b) Successors and Assigns. The terms and conditions of this Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

(c) Effect of Amendment. Except as otherwise amended hereby, the terms and conditions of the Lease remain in full force and effect without modification and the parties hereby ratify and affirm each and every provision thereof.

(d) Conflicts. In the event of a conflict between the provisions of this Third Amendment and the provisions of the Original Lease, the First Amendment and the Second Amendment, the provisions of this Third Amendment shall govern.

(e) Counterparts. This Third Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same document. If this Third Amendment is executed (including by means of electronic execution) and delivered electronically in a PDF file, the electronic PDF file (and electronic signature, to the extent applicable) will be treated as an original for all purposes.

(f) Authority. This Third Amendment has been duly executed by, and constitutes the valid and binding obligations of the parties hereto. The persons executing this Third Amendment on behalf of any entities represent that they have the authority to bind their respective entity.

(g) Entire Agreement. This Third Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negotiations with respect to the subject matter herein contained are merged into and incorporated in this Third Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force or effect, other than the Original Lease, as amended by the First Amendment, Second Amendment and this Third Amendment.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Third Amendment has been executed by the parties as of the date first above written.

LANDLORD:

ROTH MENOMONEE FALLS LLC,
a Wisconsin limited liability company

By: Continental Properties Company, Inc., its Manager

By: ______________________________
Name: Daniel J. Minahan
Title: President

DS
U

TENANT:

KOHL'S VALUE SERVICES, INC.,
a Virginia corporation

By: ______________________________
Name: Michelle Gass
Title: Chairman, President & Director

APPROVED
SJR

Attest:

By: ______________________________
Name: Jason J. Kelroy
Title: Secretary

APPROVED
SJR

IN WITNESS WHEREOF, this Third Amendment has been executed by the parties as of the date first above written.

LANDLORD:

ROTH MENOMONEE FALLS LLC,
a Wisconsin limited liability company

By: Continental Properties Company, Inc., its Manager

By: ______________________________
Name: Daniel J. Minahan
Title: President

TENANT:

KOHL'S VALUE SERVICES, INC.,
a Virginia corporation

By: ______________________________
Name: Michelle Gass
Title: Chairman, President & Director

Attest:

By: ______________________________
Name: Jason J. Kelroy
Title: Secretary

Guarantor acknowledges and affirms this Third Amendment.

GUARANTOR:

KOHL'S CORPORATION,
a Wisconsin corporation

By: ______________________________
Name: JASON J. KELROY
Title: SECRETARY

APPROVED SJR